      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            IXC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   4813                                 74-2644120
(STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                                 (512) 328-1112
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JEFFREY C. SMITH
                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                                 (512) 328-1112
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                             KAREN C. GOODIN, ESQ.
                            MICHAEL P. WHALEN, ESQ.
                               RIORDAN & MCKINZIE
                       695 TOWN CENTER DRIVE, SUITE 1500
                              COSTA MESA, CA 92626
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE              PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
9% Senior Subordinated Notes due
  2008.................................   $450,000,000            100%           $150,000,000(1)         $44,250

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price was calculated based upon one-third of the aggregate principal amount of the Registrant's outstanding 9% Senior Subordinated Notes Due 2008.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED JUNE 4, 1998

                            IXC COMMUNICATIONS, INC.
          OFFER TO EXCHANGE ITS 9% SENIOR SUBORDINATED NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
    FOR ANY AND ALL OF ITS OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2008

    The Exchange Offer will expire at 5:00 p.m., New York City time, on
[         ], 1998, unless extended.
                            ------------------------

    IXC Communications, Inc. ("IXC Communications" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitutes the "Exchange Offer"), to exchange $1,000 principal amount of its 9% Senior Subordinated Notes Due 2008 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9% Senior Subordinated Notes Due 2008 (the "Old Notes" and together with the New Notes, the "Notes"), of which $450 million aggregate principal amount is outstanding as of the date hereof. The New Notes will be obligations of IXC Communications evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same Indenture (as defined). See "Description of the Notes." The form and terms of the New Notes are substantially identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old Notes. See "The Exchange Offer."

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on [         ], 1998,
unless extended by the Company (such date and time, as it may be extended, the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

    The Exchange Offer is being made to satisfy certain obligations of the Company under the Registration Rights Agreement dated as of April 16, 1998 (the "Registration Rights Agreement") among the Company and the purchasers named therein (the "Initial Purchasers"). Following the completion of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights (except that the Company will be required to file a shelf registration statement in certain limited instances) and the Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected if the holder does not participate in the Exchange Offer. See "Risk Factors -- Consequences of Failure to Exchange Old Notes."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to this Exchange Offer, there has been no public market for the Old Notes. The Old Notes have traded on the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market. If a market for the New Notes should develop, the New Notes could trade at prices higher or lower than their original offering price. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop. See "Risk Factors -- Lack of Public Market."

    THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF OLD NOTES ON [         ], 1998.

     SEE "RISK FACTORS" ON PAGE 7 FOR INFORMATION THAT SHOULD BE CONSIDERED
                     IN CONNECTION WITH THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS [          ], 1998.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K (File No. 0-20803) for its fiscal year ended December 31, 1997 as filed with the Commission on March 16, 1998 (the "Form 10-K").

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998 (the "Form 10-Q").

     (3) The Company's Current Report on Form 8-K dated January 8, 1998 and filed with the Commission on January 9, 1998.

     (4) The Company's Current Report on Form 8-K dated January 30, 1998 and filed with the Commission on February 2, 1998.

     (5) The Company's Current Report on Form 8-K dated February 12, 1998 and filed with the Commission on February 13, 1998.

     (6) The Company's Current Report on Form 8-K dated March 2, 1998 and filed with the Commission on March 4, 1998.

     (7) The Company's Current Report on Form 8-K dated March 18, 1998 and filed with the Commission on March 18, 1998.

     (8) The Company's Current Report on Form 8-K dated March 30, 1998 and filed with the Commission on April 7, 1998.

     (9) The Company's Current Report on Form 8-K dated April 2, 1998 and filed with the Commission on April 7, 1998.

     (10) The Company's Current Report on Form 8-K dated April 15, 1998 and filed with the Commission on April 24, 1998.

     (11) The Company's Current Report on Form 8-K dated April 17, 1998 and filed with the Commission on April 21, 1998.

     (12) The Company's Current Report on Form 8-K dated April 21, 1998 and filed with the Commission on April 22, 1998.

     (13) The Company's Current Report on Form 8-K dated April 23, 1998 and filed with the Commission on April 24, 1998.

     (14) The Company's Current Report on Form 8-K dated April 29, 1998 and filed with the Commission on April 30, 1998.

     (15) The Company's Current Report on Form 8-K dated May 27, 1998 and filed with the Commission on May 29, 1998.

     (16) The Company's Current Report on Form 8-K dated June 3, 1998 and filed with the Commission on June 4, 1998.

     (17) The Company's definitive Proxy Statement filed with the Commission on April 9, 1998 for the 1998 Annual Meeting of Stockholders on April 30, 1998.

     (18) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM KELLI MCGLYNN, INVESTOR RELATIONS COORDINATOR, IXC COMMUNICATIONS, INC., 1122 CAPITAL OF TEXAS HIGHWAY SOUTH, AUSTIN, TEXAS 78746 (TELEPHONE 512-328-1112). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY THE DATE WHICH IS FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are necessarily summaries of those documents, and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such reports, proxy and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. At the Commission's Regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy information statements and other information regarding registrants, like the Company, that file electronically with the Commission. The Company's common stock is listed on the Nasdaq National Market under the symbol "IIXC." Reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington D.C. 20006.

                               PROSPECTUS SUMMARY

     Certain of the information contained in this Prospectus, including information regarding the Company's network expansion and long distance switched services and related strategy and financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the matters described in the forward-looking statements and other matters that should be carefully considered by prospective investors, see "Risk Factors". Certain terms used herein are defined in the Glossary at page A-1.

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's Consolidated Financial Statements (including Notes thereto), appearing in the Form 10-K and the Form 10-Q which are incorporated by reference herein. As used herein, unless the context otherwise requires, the term "Company" refers to IXC Communications, Inc. ("IXC Communications") and its subsidiaries, including predecessor corporations.

                                  THE COMPANY

     The Company is a leading provider of telecommunications transmission, switched long distance and associated services to long distance and other communications companies. The Company owns a digital telecommunications network (the "Network") which includes over 11,500 digital route miles. Substantial additions to the Network are currently under construction. Subject to the availability of capital and the completion of cost-sharing arrangements currently being negotiated, the Network is planned to include over 18,000 digital route miles by the end of 1998, and over 20,000 digital route miles by the end of 1999. The Company provides two principal products: transmission of voice and data over dedicated circuits ("private lines") and transmission of long distance traffic processed through the Company's switches ("long distance switched services"). During the first quarter of 1997, the Company began providing Frame Relay and ATM-based switched data services in order to capitalize on the growing demand for Internet and electronic data transfer services. The Company was incorporated in the State of Delaware on July 27, 1992. The Company's principal executive offices are located at 1122 Capital of Texas Highway South, Austin, Texas 78746 and its telephone number is (512) 427-3700.

     Since beginning the Network expansion and entering into the long distance switched services business in late 1995, the Company's revenues have grown rapidly. The Company generated revenues of $91.0 million in 1995, $203.8 million in 1996 and $420.7 million in 1997. The Company's customers include AT&T, MCI, Sprint, WorldCom, Cable & Wireless, Excel, Frontier, LCI and over 200 other long distance companies, wireless companies, cable television providers, Internet service provides and governmental agencies.

     The growing demand for the Company's services and the nearly complete usage of its then-existing Network capacity have required the Company to supplement its Network with capacity leased from other carriers. As a result, in 1995 the Company began expanding its Network to increase its geographic scope and capacity and reduce its off-net lease expense. The Company is expanding its network with modern, technologically advanced, non-zero dispersion shifted fiber and OC-192 electronics (initially configured on certain routes at OC-48 capacity). The new fiber and electronics are less expensive to install and operate and have greater capacity and technical capabilities than the fiber and electronics of older networks. Upon completion of the routes currently being constructed, engineered, or planned through 1998, over 11,000 route miles of the 18,000 digital route miles of the Network will consist of advanced fiber and electronics. Through a combination of its owned and leased facilities, the Company originates and terminates long distance traffic in all 50 U.S. states, as well as terminates long distance traffic in over 200 foreign countries.

     On March 30, 1998, the Company issued and sold $135.0 million of its 6 3/4% Cumulative Convertible Preferred Stock (the "1998 Convertible Preferred Stock") issued in the form of Depositary Shares (2,700,000 Depositary Shares at $50 per share). On April 14, 1998, the Company issued and sold an additional $20.25 million of its 1998 Convertible Preferred Stock (405,000 Depositary Shares at $50 per share) in connection with an overallotment option granted to the initial purchasers of the 1998 Convertible Preferred Stock. On April 21, 1998, the Company sold $450.0 million of the Old Notes bearing an interest rate of 9%.

Concurrently with the sale of the Old Notes, the Company consummated its tender offer for cash for all its 12 1/2% Senior Notes due 2005 (the "Senior Notes"). Pursuant to the terms of the tender offer, $284,185,000 (out of $285.0 million) in aggregate principal amount of the Senior Notes were tendered and accepted for payment by the Company. The Company used approximately $342.7 million of the estimated $435.6 million net proceeds from the Old Notes to pay the tender offer price for the Senior Notes.

                          TERMS OF THE EXCHANGE OFFER

The Exchange Offer............   The Company is offering to exchange $1,000
                                 principal amount of New Notes for each $1,000 principal amount of outstanding Old Notes. The
                                 Old Notes were issued and sold on April 21, 1998 in a transaction exempt from registration under the Securities Act (the "Senior
                                 Subordinated Sale"). The form and terms of the New Notes are substantially identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old
                                 Notes. See "The Exchange Offer" for a
                                 description of the procedures for tendering Old
                                 Notes. The Exchange Offer satisfies the
                                 registration obligations of the Company under the Registration Rights Agreement. Holders that do not tender all of their Old Notes will no longer have any registration rights under the Registration Rights Agreement (except that the
                                 Company will be required to file a shelf registration statement in certain limited instances). See "-- Exchange Offer Procedures."

Tenders; Expiration Date;
Withdrawal; Termination.......   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on [               ], 1998,
                                 or such later date and time, if any, as
                                 extended by the Company, in its sole
                                 discretion. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn and re-tendered at any time prior to the Expiration
                                 Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. The Company may terminate the Exchange Offer if any of the events set forth under "The Exchange
                                 Offer -- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company.

Interest on the New Notes.....   Interest on the New Notes will accrue from the
                                 last Interest Payment Date (as defined) on the Old Notes or if no interest has been paid on the Old Notes, from the date of issuance of the Old Notes (the "Issue Date").

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, certain of which may be waived by the Company. It is not, however, conditioned on any minimum principal amount of Old Notes being tendered for exchange. See "The
                                 Exchange Offer -- Conditions to Exchange
                                 Offer."

Exchange Offer Procedures.....   The Old Notes may be tendered by properly
                                 completing and signing the Letter of
                                 Transmittal and delivering the Letter of Transmittal to the Exchange Agent (as defined) at its address set forth in this Prospectus on or prior to the Expiration Date, together with: (i) the certificate or certificates representing the Old Notes being tendered and any required signature guarantees; (ii) a timely confirmation of a book-entry transfer of the Old Notes, if such procedure is available, into the Exchange Agent's account at The
                                 Depository Trust Company (the "Book-Entry
                                 Transfer Facility" or "Depository") pursuant to the procedure for book-entry transfer described in this Prospectus; or (iii) the completion of the procedures for guaranteed delivery set forth in this Prospectus. See "The Exchange
                                 Offer -- Exchange Offer Procedures." Pursuant to the Registration Rights Agreement, the Company is required to file a shelf registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if:
                                 (i) because of any change in law or in
                                 currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer; (ii) the Exchange Offer is not consummated within 150 days after the Issue Date; (iii) any Initial Purchaser so requests with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer;
                                 or (iv) any holder of Old Notes (other than a broker-dealer electing to exchange Old Notes, acquired for its own account as a result of market-making activities or other trading activities for New Notes (an "Exchanging
                                 Dealer")) is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes (other than an Exchanging Dealer) that participates in the Exchange Offer, such holder does not receive freely tradeable New
                                 Notes on the date of the exchange. See "The
                                 Exchange Offer -- Purpose of the Exchange
                                 Offer."

Acceptance of Old Notes and
Delivery of New Notes.........   The Company will accept for exchange any and
                                 all Old Notes which are validly tendered (and not withdrawn) in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered after acceptance of the tendered Old Notes and promptly following the Expiration Date. See
                                 "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

Exchange Agent................   IBJ Schroder Bank & Trust Company is serving as
                                 Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer.

Federal Income Tax
Consequences..................   The Exchange Offer will not result in any
                                 income, gain or loss to the holders of the Notes or the Company for federal income tax purposes. See "Certain U.S. Federal Income Tax
                                 Consequences."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 the exchange of the Old Notes for the New Notes pursuant to the Exchange Offer.

               CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE
                    OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on interpretations by the staff of the Commission with respect to similar transactions set forth in no-action letters issued to third parties unrelated to the Company, the New Notes issued pursuant to the

Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the New Notes are acquired in the ordinary course of the holders' business, such holders have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes and neither the holders nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction reasonably requested by the holders, subject to certain limitations. Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement (except that the Company will be required to file a shelf registration statement in certain limited instances) covering such Old Notes not tendered and such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes.

Securities Offered............   $450,000,000 aggregate principal amount of 9%
                                 Senior Subordinated Notes Due 2008 of the
                                 Company.

Maturity Date.................   April 15, 2008.

Interest Payment Dates........   April 15 and October 15 of each year,
                                 commencing October 15, 1998.

Optional Redemption...........   The New Notes will not be redeemable at the
                                 option of the Company prior to April 15, 2003, except that until April 15, 2001, the Company may redeem, at its option, in the aggregate up to 35% of the original principal amount of the New Notes at the redemption price set forth herein plus accrued interest, if any, to the date of redemption, with the net proceeds of one or more Equity Offerings, provided that at least $200.0 million aggregate principal amount of the Notes must remain outstanding and be held, directly or indirectly, by Persons other than the Company and its Affiliates after each such redemption. On or after April 15, 2003, the New Notes may be redeemed at the option of the Company, in whole or in part, at the redemption prices set forth herein. See
                                 "Description of the Notes -- Optional
                                 Redemption."

Change of Control.............   Upon the occurrence of a Change of Control each
                                 Holder will be entitled to require the Company to repurchase all such Holder's Notes at 101% of the principal amount thereof plus accrued interest to the date of repurchase. The Change of Control provisions of the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding. There can be no assurance that the Company will be able to raise sufficient funds to repurchase all the Notes in the event of a Change of Control. See "Risk Factors -- Change of Control," "Description of the
                                 Notes -- Change of Control," "-- Certain
                                 Covenants" and "-- Defaults."

Ranking.......................   The New Notes will be general unsecured
                                 obligations of the Company and will be
                                 subordinate in right of payment to all existing and future Senior Indebtedness of the Company and will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries.
                                 The New Notes will rank pari passu in right of payment to all existing and future Senior
                                 Subordinated Indebtedness of the Company. See
                                 "Description of the Notes -- Ranking."

Restrictive Covenants.........   The indenture under which the Notes will be
                                 issued (the "Indenture") will contain certain covenants that, among other things, will limit
                                 (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries
                                 (as defined), (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from
                                 Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted Subsidiary capital stock and (vii) mergers and consolidations. All these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     In determining whether to exchange New Notes for Old Notes, the holders of Old Notes should consider carefully the information set forth under the caption "Risk Factors" and all other information contained in this Prospectus before making any decision to acquire New Notes.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain historical consolidated financial data of the Company. The historical financial data has been derived from the audited Consolidated Financial Statements of the Company as of and for the years ended December 31, 1995, 1996 and 1997. The historical financial data for the three months ended March 31, 1997 and 1998 has been derived from the unaudited interim financial statements. The unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for these interim periods. The summary consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, and other financial information included elsewhere in this Prospectus or incorporated by reference in this Prospectus.

                                                                                   THREE MONTHS
                                                                                 ENDED MARCH 31,
                                                YEAR ENDED DECEMBER 31,            (UNAUDITED)
                                             ------------------------------   ----------------------
                                               1995       1996       1997        1997         1998
                                             --------   --------   --------   -----------   --------
                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:

  Net operating revenue....................  $ 91,001   $203,761   $420,710    $ 83,910     $129,184
  Operating income (loss)..................     1,429    (14,016)   (45,235)    (11,641)        (768)
  Interest expense, net....................    11,577     26,834     23,571       6,467        4,686
  Loss before extraordinary item(1)........    (3,218)   (37,448)   (94,555)    (19,878)     (19,397)

OTHER FINANCIAL AND OPERATIONS DATA:
  EBITDA(2)................................  $ 18,867   $ 13,225   $ 15,513    $ (1,639)    $ 18,302
  Capital expenditures.....................    23,670    136,391    314,327      68,743       64,383
  Ratio of earnings to fixed charges
     (deficiency)(3).......................   (10,631)   (45,616)   (99,606)    (17,817)     (20,019)
  Minutes of use (in millions).............      12.8    1,105.2    3,031.1       605.2      1,030.8

                                                                                 THREE
                                                                                MONTHS
                                                                                 ENDED
                                                                               MARCH 31,
                                                YEAR ENDED DECEMBER 31,          1998
                                             ------------------------------   -----------
                                               1995       1996       1997     (UNAUDITED)
                                             --------   --------   --------   -----------
                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):

  Cash and cash equivalents................  $  6,915   $ 61,340   $152,720    $199,647
  Gross property and equipment.............   151,828    337,742    724,588     781,450
  Total assets.............................   336,475    459,151    917,095   1,113,095
  Total debt and capital lease
     obligations...........................   298,794    302,281    320,295     327,724
  Redeemable preferred stock...............        --         --    403,368     415,419
  Stockholders' equity (deficit)...........     6,858     63,479    (47,955)     51,470

---------------
(1) The Company recognized an extraordinary loss of $1.7 million in 1995 relating to the early extinguishment of debt.

(2) EBITDA is operating income (loss) plus depreciation and amortization. The Company has included information concerning EBITDA because it believes that EBITDA is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA is not a measurement determined in accordance with GAAP, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not necessarily comparable with similarly titled measures for other companies.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before the provision (benefit) for income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to rental expense. Where earnings were insufficient to cover fixed charges, the dollar amount of the deficiency is shown. As adjusted for the sale of $155.25 million of 1998 Convertible Preferred Stock, the issuance of the Old Notes and the purchase of $284.2 million (out of $285.0 million) of Senior Notes which occurred in April 1998, as if they had occurred on or before January 1, 1998, and assuming dividends are paid in cash at 6 3/4% on the 1998 Convertible Preferred Stock, the Company's earnings would have been insufficient to cover fixed charges by $(21,263) for the three months ended March 31, 1998.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Old Notes for New Notes offered hereby, holders of Old Notes should consider the following factors carefully in evaluating the Company and its business, which (other than "Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as to the New Notes. Statements contained in this Prospectus regarding the Company's expectations with respect to its network expansion, related financings and fiber sale and cost-saving agreements, future operations and other information, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "seek" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements. The discussions set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from results referred to in the forward-looking statements. There can be no assurance that the Company's expectations regarding any of these matters will be fulfilled.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Upon consummation of the Exchange Offer, holders of Old Notes (other than those that were prohibited from participating in the Exchange Offer) that did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement covering such Old Notes not tendered and such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon (except that the Company will be required to file a shelf registration statement in certain limited instances). See "The
Exchange -- Purpose of the Exchange Offer." In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions set forth in no-action letters issued to third parties unrelated to the Company, the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the New Notes are acquired in the ordinary course of the holders' business, such holders have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes and neither the holders nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes was acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." The New Notes may not be offered or sold unless it has been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Registration Rights Agreement requires the Company to register or qualify the New Notes for resale in any state (if required) as may be requested by their holders, subject to certain limitations.

LACK OF PUBLIC MARKET

     Prior to this Exchange Offer, although, the Old Notes have traded on the Portal Market, there has been no public market for the Old Notes. The New Notes will not be eligible to trade on the PORTAL Market. If a market for the New Notes should develop, the New Notes could trade at prices higher or lower than their initial offering price. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.

NEGATIVE CASH FLOW AND CAPITAL REQUIREMENTS

     The Company's capital expenditures were $314.3 million and $64.4 million and interest expense and capitalized interest were $38.6 million and $9.9 million for 1997 and for the three months ended March 31, 1998, respectively. The Company's EBITDA was $15.5 million and $18.3 million, its cash flow provided by operating activities was $14.3 million and used by operating activities was $16.4 million and its net loss was $94.6 million and $19.4 million for 1997 and for the three months ended March 31, 1998, respectively. The Company expects to make substantial capital expenditures of over $525.0 million (subject to the availability of capital) during 1998 (of which $64.4 million has been spent through March 31, 1998) and substantial amounts thereafter. The Company anticipates meeting the cash requirements relating to such capital expenditures from cash on hand, cash flow from fiber sales and its operations, vendor financing, if available, and additional equity and/or debt financings. The Company intends to incur a substantial amount of additional indebtedness. The amount of actual capital expenditures may vary materially as a result of cost-saving arrangements, increases or decreases in the amount of traffic on the Network, unexpected costs, delays or advances in the timing of certain capital expenditures and other factors. The Company's ability to meet the cash costs of such capital expenditures is dependent in part upon the Company's ability to complete the construction of the Network expansion in a timely manner and otherwise perform its obligations to the satisfaction of MCI so that it can complete the sale to MCI of an indefeasible right to use ("IRU") fibers from New York to Los Angeles (the "MCI Fiber Sale"), to enter into cost-saving arrangements with carriers or other large users of fiber capacity, to otherwise raise significant capital and/or to significantly increase its cash flow. The failure of the Company to accomplish any of the foregoing may significantly delay or prevent such capital expenditures, which would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's long distance switched services business will require cash to meet operating expenses. In order to offer long distance switched services, the Company installed switches, connected them to its Network and to the LECs (as defined), acquired software and hired the personnel needed to establish a national switched network. The Company's long distance switched services business generated negative EBITDA for 1996 and 1997 and the Company believes it may be negative during 1998, due to, among other things, access costs and uneven traffic patterns creating high network overflow costs. Although the Company has not yet achieved annual positive EBITDA in its long distance switched services business, the Company is seeking to improve the results in this business by increasing the scale and scope of traffic carried over its Network. Specifically, the Company's focus is on (i) obtaining traffic that meets its profitability requirements and aligns with the Company's current and planned Network, (ii) identifying new products and customers with large capacity requirements, (iii) identifying Internet, intranet and data traffic opportunities and (iv) identifying joint venture and acquisition candidates that will increase the flow and mix of traffic in the Company's Network and increase its global reach. For a discussion of important factors that could cause the Company's long distance switched services business to fail to generate positive EBITDA, see "-- Development Risks and Dependence on Long Distance Switched Services Business."

     The Company will be required to make substantial annual interest payments with respect to the Notes. The Company will also be required to make payments relating to other debt it may incur, including interest payments and, beginning June 30, 1998, principal payments in connection with borrowings under a secured equipment financing facility of $28.0 million (all of which had been borrowed at March 31, 1998) entered into with NTFC Capital Corporation and Export Development Corporation, in July 1997 (the "NTFC Equipment Facility"). Dividends on the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "1997 Convertible Preferred Stock") and the 12 1/2% Junior Exchangeable Preferred Stock Due 2009 (the "Exchangeable Preferred Stock") are payable quarterly in cash (or, on or prior to March 31, 1999 and February 15, 2001, respectively, in additional shares of 1997 Convertible Preferred Stock and Exchangeable Preferred Stock, respectively). Dividends on the 1998 Convertible Preferred Stock are payable quarterly in cash or, if the documents governing the Company's indebtedness as of the date of issuance of the 1998 Convertible Preferred Stock prohibit such payment in cash, in shares of Common Stock. Delays in the Network expansion, larger than anticipated capital expenditures for the Network or continued negative cash flow from the long distance switched services business could impair the ability of the Company to meet its obligations under the Notes, the Senior Notes and other indebtedness, or on the 1997 Convertible Preferred Stock, the Exchangeable Preferred Stock and the 1998 Convertible Preferred Stock and to access additional sources of funding, any of which would have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Risks Relating to the Network Expansion; Maintenance of Network, Rights-of-Way and Permits," and "-- Development Risks and Dependence on Long Distance Switched Services Business."

     The Company anticipates that in the event it is unable to obtain vendor financing on acceptable terms, consummate the MCI Fiber Sale, or sell additional equity and/or debt securities in order to complete its planned Network expansion, it may be required to curtail or delay its planned Network expansion. Furthermore, before incurring additional indebtedness, the Company may be required to obtain the consent of, or repay, its debtholders. The Company's failure to obtain additional financing or, in the alternative, its decision to curtail or delay its planned network expansion could have a material adverse effect on its business, financial condition and results of operations.

     In October 1997, the Company formed a joint venture with Telenor AS, the Norwegian national telephone company, to provide telecommunication services to carriers and resellers in nine European countries. The joint venture is owned 40 percent by the Company, 40 percent by Telenor Global Services AS ("Telenor"), and 20 percent by Clarion Resources Communications Corporation, a U.S.-based telecommunications company in which Telenor owns a controlling interest. Although the Company cannot accurately predict the capital that will be required to implement such joint venture (the "European Joint Venture"), the Company estimates that its 1997 funding of approximately $5.8 million will be sufficient for 1998. However, there can be no assurance that the European Joint Venture will not require more capital from the Company during 1998 and thereafter.

     In December 1997, the Company formed Unidial Communications Services, LLC, a joint venture with Unidial. The joint venture is building a direct sales force to market and sell Unidial's and the Company's products over the Company's Network. The joint venture is owned 80 percent by Unidial and 20 percent by the Company. Subject to the terms of the joint venture agreement, upon request of the President of the joint venture, the Company is obligated to contribute up to an additional $7.5 million during 1998 and after November 1, 1998, it may be obligated to contribute up to an additional $4.0 million. After its funding obligation is fulfilled, the Company is not required to fund any future contributions to the joint venture, but to the extent Unidial funds such contributions, the Company's interest in the joint venture may be diluted.

     The cash requirements described above do not include any cash which may be required for acquisitions the Company may make. See "-- Integration of Acquired Businesses; Business Combinations."

SUBSTANTIAL INDEBTEDNESS

     The Company is highly leveraged. As of March 31, 1998, the Company had outstanding approximately $327.7 million of long-term debt and capital lease obligations (including the current portion thereof). The issuance of the Notes and the purchase by the Company of the Senior Notes which occurred in April 1998 resulted in a ratio of debt and redeemable preferred stock to stockholders' equity for the Company which is significantly higher than that which existed as of March 31, 1998. Furthermore, the Company will become more highly leveraged if it incurs additional debt or if it exchanges the Exchangeable Preferred Stock for Exchange Debentures pursuant to the terms of the Certificate of Designation in connection with the Exchangeable Preferred Stock. In addition, the Indenture does not treat the accretion of original issue discount as an Incurrence of Indebtedness. The level of indebtedness would adversely impact the Company's ability to make payments on, or to repurchase the Notes.

     The Company's significant debt burden could have several important consequences to the Holders of the Notes, including, but not limited to: (i) the cash received from operations may be insufficient to meet principal, interest and other payments on the Notes in addition to paying other indebtedness of the Company as it becomes due; (ii) all or a significant portion of the Company's cash flow from operations must be used to service its debt instead of being used in the Company's business (in 1997, the Company's EBITDA was $15.5 million, its cash flow provided by operating activities was $14.3 million and interest expense was $31.3 million); (iii) the Company's significant degree of leverage could increase its vulnerability to changes in general economic conditions or increases in prevailing interest rates; (iv) the Company's flexibility to obtain additional financing in the future, as needed to continue the Network expansion or for any other reason, may be impaired by the amount of debt outstanding and the restrictions imposed by the covenants contained in the Indenture and in agreements relating to other indebtedness, and
(v) the Company may be more leveraged than certain of its competitors, which may be a competitive disadvantage. There can be no assurance that the Company's cash flow from operations will be sufficient to meet its obligations under the Notes, the Senior Notes or other indebtedness or the 1997 Convertible Preferred Stock, the Exchangeable Preferred Stock or the 1998 Convertible Preferred Stock as payments become due or that the Company will be able to refinance the Notes or the Senior Notes or other indebtedness at maturity or the 1997 Convertible Preferred Stock or the Exchangeable Preferred Stock upon mandatory redemption.

     The Company's earnings before fixed charges were insufficient to cover its fixed charges by $10.6 million, $45.6 million, $99.6 million and $20.0 million for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1998. The Company anticipates that earnings will be insufficient to cover fixed charges and cash dividends on preferred stock for the next several years. In order for the Company to meet its debt and dividend service obligations, and its dividend and redemption obligations with respect to its preferred stock, the Company will need to substantially improve its operating results. There can be no assurance that the Company's operating results will be sufficient to enable the Company to meet its debt service obligations, and its dividend and redemption obligations with respect to its preferred stock. In the absence of a substantial improvement in operating results, the Company would face substantial liquidity problems and would be required to raise additional financing through the issuance of debt or equity securities; however, there can be no assurance that the Company would be successful in raising such financing.

RANKING OF NOTES AND SUBORDINATION

     The indebtedness evidenced by the Notes will constitute general unsecured obligations of the Company. The Company may not pay principal of, or premium or interest on, the Notes, make any deposit pursuant to defeasance provisions or repurchase, redeem or otherwise retire the Notes if any Senior Indebtedness is not paid when due or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, and until such default has been cured or waived or has ceased to exist, any such acceleration has been rescinded or such Senior Indebtedness has been discharged or paid in full. In addition, if a default exists with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the Notes for a designated period of time. Upon any payment or distribution of assets of the Company upon a total or partial liquidation, dissolution, reorganization or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment. See "Description of the Notes," "-- Substantial Indebtedness" and "Description of Other Indebtedness".

     The Company conducts a substantial portion of its operations through its subsidiaries and depends, in part, on earnings and cash flows of, and dividends from, such subsidiaries to pay its obligations, including payments of principal and interest on its indebtedness. In addition, any right of the Company and its creditors to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors (except to the extent the Company may itself be a creditor of such subsidiary). Accordingly, the Notes will be effectively subordinated to the outstanding indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. See "-- Substantial Indebtedness" and "Description of Other Indebtedness".

     In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay the Notes only after all Senior Indebtedness has been paid in full. Sufficient funds may not exist to pay amounts due on the Notes in such event. In addition, the subordination provisions of the

Indenture provide that no payment may be made with respect to the Notes during the continuance of a payment default under any Senior Indebtedness. Furthermore, if certain non-payment defaults exist with respect to Senior Indebtedness, the holders of such Senior Indebtedness will be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes -- Ranking".

RECENT AND EXPECTED LOSSES

     The Company reported a net loss of $94.6 million for the year ended December 31, 1997 and a net loss of $19.4 million for the three months ended March 31, 1998, primarily due to substantial depreciation related to capital expenditures, interest expense associated with the Senior Notes and operational expenses associated with the long distance switched services business, and such net losses may continue. During 1998 and thereafter, the Company's ability to generate operating income, EBITDA and net income will depend to a great extent on demand for the private line circuits constructed in the Network expansion and the success of the Company's switched long distance and data services. There can be no assurance that the Company will return to profitability in the future. Failure to generate operating income, EBITDA and net income will impair the Company's ability to: (i) meet its obligations under the Notes or other indebtedness; (ii) pay cash dividends on the 1997 Convertible Preferred Stock, the Exchangeable Preferred Stock or the 1998 Convertible Preferred Stock; (iii) expand its long distance switched services business; and (iv) raise additional equity or debt financing which will be necessary to continue the Network expansion or which may be required for other reasons. Such events could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS RELATING TO THE NETWORK EXPANSION; MAINTENANCE OF NETWORK, RIGHTS-OF-WAY AND PERMITS

     The continuing Network expansion is an essential element of the Company's future success. The Company has, from time to time, experienced delays with respect to the construction of certain portions of the Network expansion and may experience similar delays in the future. These delays have postponed the Company's ability to transfer long distance traffic from leased facilities to owned facilities. The Company has substantial existing commitments to purchase materials and labor for construction of the Network expansion, and will need to obtain additional materials and labor which may cost more than anticipated. The route from Washington to Houston via Atlanta is being constructed by contractors or, pursuant to cost-saving arrangements, by third parties that will include the Company's fiber in routes such carriers are constructing for their own use. Difficulties or delays with respect to any of the foregoing may significantly delay or prevent the completion of the Network expansion, which would have a material adverse effect on the Company's business, financial condition and results of operations.

     The expansion of the Company's Network and its construction or acquisition of new networks will be dependent, among other things, on its ability to acquire rights-of-way and required permits from railroads, utilities and governmental authorities on satisfactory terms and conditions and on its ability to finance such expansion, acquisition and construction. Once expansion of the Network is completed and requisite rights and permits are obtained, there can be no assurance that the Company will be able to maintain all of its existing rights and permits. Loss of substantial rights and permits or the failure to enter into and maintain required arrangements for the Company's Network could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON NETWORK INFRASTRUCTURE; RISK OF SYSTEM FAILURE; SECURITY RISKS

     The Company's success in marketing its services to business and government users requires that the Company provide superior reliability, capacity and security via its Network. The Company's Network and networks upon which it depends are subject to physical damage, power loss, capacity limitations, software defects, breaches of security (by computer virus, break-ins or otherwise) and other disruptions which may cause interruptions in service or reduced capacity for customers, which could have a material adverse effect on the Company's business, financial condition and results of operations.

PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

     The long distance transmission industry has generally been characterized by over-capacity and declining prices since shortly after the AT&T divestiture in 1984. The Company believes that, in the last several years, increasing demand has ameliorated the over-capacity and that pricing pressure has been reduced. However, the Company anticipates that prices for its services will continue to decline over the next several years. The Company is aware that certain long distance carriers (WorldCom, MCI, LCI, Qwest and others) are expanding their capacity and believes that other long distance carriers, as well as potential new entrants to the industry, are considering the construction of new fiber optic and other long distance transmission networks. If the MCI/WorldCom merger or the Qwest/LCI merger is approved, the result would be even larger, and potentially stronger, competitor (or competitors) with expanded capacity. Although the Company believes that there are significant barriers to entry for some new entrants that may consider building a new fiber optic network, such as substantial construction costs and the difficulty and expense of securing appropriate rights-of-way, establishing and maintaining a sufficient customer base, recruiting and retaining appropriate personnel and maintaining a reliable network, certain of these barriers may not apply to some new entrants (such as Qwest, utility companies or railroads which already have significant rights-of-way). In addition, Level III has announced that it will spend approximately $3.0 billion to construct a 20,000 mile fiber optic communications network entirely based on Internet technology. The Williams Companies has also announced that it is accelerating the expansion of its national fiber optic network with a $2.7 billion investment to create a 32,000 mile system by the end of 2001. Since the cost of the actual fiber is a relatively small portion of the cost of building new transmission lines, companies building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short or medium term. Further, recent technological advances have shown the potential to greatly expand the capacity of existing and new fiber optic cable. Although such technological advances may enable the Company to increase its capacity, an increase in the capacity of the Company's competitors could adversely affect the Company's business. If industry capacity expansion results in capacity that exceeds overall demand in general or along any of the Company's routes, severe additional pricing pressure could develop. As a result, certain industry observers have predicted that, within a few years, there may be dramatic and substantial price reductions and that long distance calls will not be materially more expensive than local calls. In addition, several companies (including AT&T and ICG Communications, Inc.) have announced plans to offer long distance voice telephony over the Internet, at substantially reduced prices. Price reductions could have a material adverse effect on the Company's business, financial condition and results of operations.

DEVELOPMENT RISKS AND DEPENDENCE ON LONG DISTANCE SWITCHED SERVICES BUSINESS

     The success of the Company in the long distance switched services business is dependent on the Company's ability to generate significant customer traffic, to manage an efficient switched long distance network and related customer service and the timely completion of the Network expansion. Prior to 1996 the Company had not previously managed a switched long distance network and there can be no assurance that its long distance switched services business can generate positive EBITDA or net income. The failure of the Company to generate increased customer traffic, to complete new routes in a timely manner, or to effectively manage the switched network and related customer service or to generate positive EBITDA or net income from the long distance switched services business would have a material adverse effect on the Company. The Company's long distance switched services business will require cash to meet its operating expenses. The Company's long distance switched services business generated negative EBITDA for each of the four quarters of 1996 and 1997 and the Company believes it may be negative during 1998, due to access costs and uneven traffic patterns creating high network overflow costs. Although the Company is attempting to control such costs and improve EBITDA from long distance switched services, there is no assurance it will be successful. The Company expects that the Network expansion will result in an improvement in the gross margins and EBITDA generated by its long distance switched services business. The Company has experienced and expects to continue to experience difficulties in commencing services for end users of carrier customers. Although the Company believes that its performance with respect to these matters has met or exceeded industry norms, such difficulties may adversely affect the Company's relationships with its customers.

     Important factors that could cause the Company's long distance switched services business to fail to generate positive EBITDA include changes in the businesses of the Company's reseller customers, an inability to attract new customers or to quickly transfer new customers to its Network without problems, the loss of existing customers, problems in the operation of the switched network, the Company's lack of experience with long distance switched services, increases in operating expenses or other factors affecting the Company's revenue or expenses, including delays in the construction of the Network expansion and increased expenses related to access charges and network overflow, not all of which can be controlled by the Company. If traffic does not increase and costs are not adequately controlled there can be no assurance that the long distance switched services business will ever generate positive EBITDA. In addition, to the extent that LECs grant volume discounts with respect to local access charges, the Company may have a cost disadvantage versus the larger carriers. Furthermore, the credit risk for the Company's long distance switched services business is substantially greater than the credit risk for the Company's private line business, because switched long distance customers are charged in arrears on the basis of MOUs (which are frequently subject to dispute), and because many switched long distance customers (in particular, resellers of debit card services) are not as well capitalized as most of the Company's private line customers. The Company's provision for bad debt and service disputes was $3.0 million in 1996 (when it had $104.0 million of long distance switched services revenue), $17.4 million in 1997 (when it had $258.3 million of long distance switched services revenue) and $6.4 million for the three months ended March 31, 1998 (when it had $85.4 million of long distance switched services revenue).

RISKS INHERENT IN RAPID GROWTH

     Part of the Company's strategy is to achieve rapid growth through expanding its long distance switched services business and through expanding the Network. In addition, the Company may from time to time make acquisitions of resellers, such as NLD and Telecom One, which it believes provide a strategic fit with its business and Network. See "-- Integration of Acquired Businesses; Business Combinations." The Company's rapid growth has placed, and its planned future growth will continue to place, a significant and increasing strain on the Company's financial, management, technical, information and accounting resources. See "-- Dependence on Billing, Customer Services and Information Systems." Continued rapid growth would require: (i) the retention and training of new personnel; (ii) the satisfactory performance by the Company's customer interface and billing systems; (iii) the development and introduction of new products; and (iv) the control of the Company's expenses related to the expansion into the long distance switched services business and the Network expansion. The failure by the Company to satisfy these requirements, or otherwise to manage its growth effectively, would have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON BILLING, CUSTOMER SERVICES AND INFORMATION SYSTEMS

     Sophisticated information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Billing and information systems for the Company's historical lines of business have been produced largely in-house with partial reliance on third-party vendors. These systems have generally met the Company's needs due in part to the low volume of customer billing. As the Company's long distance operation continues to expand, the need for sophisticated billing and information systems will increase significantly. For example, during the first half of 1997, the Company had negative gross margins in its long distance switched services business, due in part to certain customers which were using the Company's services for termination in LATAs where the Company's prices were too low relative to access costs in such LATAs.

     The Company's plans for the development and implementation of its billing systems rely, for the most part, on the delivery of products and services by third party vendors. Failure of these vendors to deliver proposed products and services in a timely and effective manner and at acceptable costs, failure of the Company to adequately identify all of its information and processing needs, failure of the Company's related processing or information systems or the failure of the Company to upgrade systems as necessary could have a material adverse effect on the ability of the Company to reach its objectives, on its financial condition and on its results of operations.

YEAR 2000 RISKS

     Certain of the Company's older computer programs identify years with two digits instead of four. This is likely to cause problems because the programs may recognize the year 2000 as the year 1900. These problems (the "Year 2000 Problems") could result in a system failure or miscalculations disrupting operations, including a temporary inability to process transactions, send invoices or engage in similar normal business activities. The Company has completed an assessment identifying which programs will have to be modified or replaced in order to function properly with respect to dates in the year 2000 and thereafter. The Company believes that the cost of modifying those systems that were not already scheduled for replacement for business reasons prior to 2000 is immaterial. Updating the current software to be Year 2000-compliant is scheduled to be completed by mid-1999, prior to any anticipated impact on operating systems. Although the Company does not expect Year 2000 Problems to have a material adverse effect on its internal operations, it is possible that Year 2000 Problems could have a material adverse effect on (i) the Company's suppliers and their ability to service the Company, to accurately invoice for services rendered and to accurately process payments received; and (ii) the Company's customers and their ability to continue to utilize the Company's services, to collect from their customers and to pay the Company for services received. The cumulative effect of such problems, if they occur, could have a material adverse effect on the Company's business, financial condition and results of operations.

INTEGRATION OF ACQUIRED BUSINESSES; BUSINESS COMBINATIONS

     As part of its growth strategy, the Company may, from time to time, acquire businesses, assets or securities of companies which it believes provide a strategic fit with its business and the Network. Although the Company currently has no commitments or agreements with respect to any material acquisitions, it has reviewed potential acquisition candidates and has held discussions with a number of these candidates. The acquisition of other companies will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies, the difficulty and expense of integrating the operations and personnel of the companies, the potential disruption to the business of the Company, the potential diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers of the acquired business, the incurrence of amortization expenses if an acquisition is accounted for as a purchase and dilution to the stockholders of the Company if the acquisition is made for stock. Any acquired businesses will need to be integrated with the Company's existing operations. This will entail, among other things, integration of switching, transmission, technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software, some or all of which may be incompatible with the Company's existing systems. The Company has limited expertise dealing with these problems. There can be no assurance that services, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the Company or that they will contribute to the Company's revenues or earnings to any material extent. In particular, transferring substantial amounts of additional traffic to the Network can cause service interruptions and integration problems. The risks associated with acquisitions could have a material adverse effect on the Company's business, financial condition and results of operations.

RELIANCE ON MAJOR CUSTOMERS

     The Company's ten largest customers in 1997 accounted for approximately 61% of its revenues, with Excel, AT&T, WorldCom and Frontier, its four largest customers, accounting for approximately 29%, 6%, 4% and 4% of the Company's revenue in 1997, respectively. Excel, WorldCom and Frontier, the Company's three largest customers in 1996, accounted for 35%, 8% and 10% of the Company's revenues in 1996, respectively.

     Most of the Company's arrangements with large customers do not provide the Company with guarantees that customer usage will be maintained at current levels. In addition, construction by certain of the Company's customers of their own facilities, construction of additional facilities by competitors or further consolidations in the telecommunications industry involving the Company's customers would lead such customers to reduce or cease their use of the Company's services which could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's strategy for establishing and growing its long distance switched services business is based in large part on its relationship with Excel. The failure by the Company to fulfill its obligations to provide a reliable switched network for use by Excel or the failure by Excel: (i) to fulfill its obligations to utilize the Company's switched long distance services (even though such failure could give rise in certain circumstances to claims by the Company); (ii) to utilize the volume of MOUs that the Company expects it to utilize or (iii) to maintain and expand its business, could result in a material adverse effect on the Company.

DEPENDENCE UPON SOLE AND LIMITED SOURCES OF SUPPLY

     The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications services, network capacity and switching and networking equipment, which, in the quantities and quality demanded by the Company, are available only from sole or limited sources. The Company is also dependent upon LECs to provide telecommunications services and facilities to the Company and its customers. The Company has from time to time experienced delays in receiving telecommunications services and facilities, and there can be no assurance that the Company will be able to obtain such services or facilities on the scale and within the time frames required by the Company at an affordable cost, or at all. Any such difficulty in obtaining such services or additional capacity on a timely basis at an affordable cost, or at all, would have a material adverse effect on the Company's business, financial condition and results of operations. The Company also is dependent on its suppliers' ability to provide products and components that comply with various Internet and telecommunications standards, interoperate with products and components from other vendors and fulfill their intended function as a part of the network infrastructure. Any failure of the Company's suppliers to provide such products could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

     The telecommunications industry is highly competitive. Many of the Company's competitors and potential competitors have substantially greater financial, personnel, technical, marketing and other resources than those of the Company and a far more extensive transmission network than the Company. Such competitors may build additional fiber capacity in the geographic areas to be served by the Network or to be served by the Network expansion. Qwest is building a new nationwide long distance fiber optic network and Frontier has agreed to pay $500.0 million to obtain fibers in Qwest's network. If the MCI/WorldCom merger or the Qwest/LCI merger is approved, the result would be even larger, and potentially stronger, competitor (or competitors). In addition, Level III has announced that it will spend approximately $3.0 billion to construct a 20,000 mile fiber optic communications network entirely based on Internet technology. The Williams Companies, a competitor of the Company, has also announced that it is accelerating the expansion of its national fiber optic network with a $2.7 billion investment to create a 32,000 mile system by the end of 2001. Furthermore, many telecommunications companies are acquiring switches and the Company's reseller customers will have an increasing number of alternative providers of switched long distance services. The Company competes primarily on the basis of pricing, availability, transmission quality, customer service (including the capability of making rapid additions to add end users and access to end-user traffic records) and variety of services. The ability of the Company to compete effectively will depend on its ability to maintain high-quality services at prices generally equal to or below those charged by its competitors.

     An alternative method of transmitting telecommunications traffic is through satellite transmission. Satellite transmission is superior to fiber optic transmission for distribution communications, for example, video broadcasting. Although satellite transmission is not preferred to fiber optic transmission for voice traffic in most parts of the United States because it exhibits a slight (approximately one-quarter-second) time delay, such delay is not important for many data-oriented uses. In the event the market for data transmission grows, the Company will compete with satellite carriers in such market. Also, at least one satellite company, Orion

Network Systems, Inc., has announced its intention to provide Internet access services to businesses through satellite technology.

     The Company competes with large and small facilities-based interexchange carriers as well as with other coast-to-coast and regional fiber optic network providers. There are currently four principal facilities-based long distance fiber optic networks (AT&T, MCI, Sprint and WorldCom) and Qwest is building another. The Company anticipates that each of Qwest and Frontier will have a fiber network similar in geographic scope and potential operating capability to that of the Company. The Company also sells long distance switched services to both facilities-based carriers and nonfacilities-based carriers (switchless resellers), competing with facilities-based carriers such as AT&T, MCI, Sprint, WorldCom and certain regional carriers. The Company competes in its markets on the basis of price, transmission quality, network reliability and customer service and support. The ability of the Company to compete effectively in its markets will depend upon its ability to maintain high quality services at prices equal to or below those charged by its competitors many of whom have extensive experience in the long distance market. In addition, the Telecom Act of 1996 (as defined) will allow the RBOCs and others to enter the long distance market. When RBOCs enter the long distance market, they may acquire, or take substantial business from, the Company's reseller customers. There can be no assurance that the Company will be able to compete successfully with existing competitors or new entrants in its markets. Failure by the Company to do so would have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Risks Related to Technological Change."

     On February 15, 1997, the United States Trade Representative designate announced that an agreement had been reached with World Trade Organization ("WTO") countries to open world telecommunications markets to competition. The agreement, known as the WTO Basic Telecommunications Services Agreement, became effective on February 5, 1998. The WTO Agreement will provide U.S. companies with foreign market access for local, long distance, and international services, either on a facilities basis or through resale of existing network capacity. The WTO Agreement also provides that U.S. companies can acquire, establish or hold a significant stake in telecommunications companies around the world. Conversely, foreign companies will be permitted to enter domestic U.S. telecommunications markets and acquire ownership interest in U.S. companies. On June 4, 1997, the FCC initiated a rulemaking proceeding to bring FCC policies and procedures into conformance with the WTO Agreement, and on November 26, 1997 released an order on foreign entry, although a petition for reconsideration of the order is pending. While the outcome of the petition for reconsideration cannot be predicted, foreign telecommunications companies could also be significant new competitors to the Company or the Company's customers.

DEPENDENCE ON KEY PERSONNEL

     The Company's businesses are managed by a small number of key executive officers, the loss of whom could have a material adverse effect on the Company. The Company believes that its growth and future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. As a result of the recent growth in the telecommunications industry, competition for qualified operations and management personnel has intensified. The loss of one or more members of senior management or the failure to recruit additional qualified personnel in the future could significantly impede attainment of the Company's financial, expansion, marketing and other objectives.

DEVELOPMENT RISKS OF THE FRAME RELAY AND ATM TRANSMISSION BUSINESS

     The Company began offering Frame Relay, ATM and other data transmission services during the first quarter of 1997. Although the Company has not yet generated material revenues from this business, the Company believes that data transmission services present a promising opportunity for the Company. To succeed in providing these services, the Company must compete with AT&T, MCI, Sprint, WorldCom and other large competitors. In addition, the Company expects that it will be necessary to continue to make upgrades to its Network (in advance of related revenues) to be competitive in providing these services. The provision of data transmission services involves technical issues with which the Company has very limited experience. In addition, the provision of these services must be successfully integrated with the Company's existing businesses. To the extent the Company does not successfully compete in providing these services, it will not realize a return on its investment in data switches and other equipment and it will not benefit from the growth, if any, in demand for these services. A failure to successfully compete in data transmission services could have a material adverse effect on the Company's business, financial condition and results of operations.

RECENT LEGISLATION AND REGULATORY UNCERTAINTY

     Certain of the Company's operations are subject to regulation by the FCC under the Communications Act. In addition, certain of the Company's businesses are subject to regulation by state public utility or public service commissions. Changes in the regulation of, or the enactment or changes in interpretation of legislation affecting, the Company's operations could have a material adverse affect on the Company's business, financial condition and results of operations. In 1996 the federal government enacted the Telecom Act, which, among other things, allows the RBOCs and others to enter the long distance business. Entry of the RBOCs or other entities such as electric utilities and cable television companies into the long distance business may have a negative impact on the Company or its customers. The Company anticipates that certain of such entrants will be strong competitors because, among other reasons, they may enjoy one or more of the following advantages: they may (i) be well capitalized; (ii) already have substantial end-user customer bases; and/or (iii) enjoy cost advantages relating to local loops and access charges. The introduction of additional strong competitors into the switched long distance business would mean that the Company and its customers would face substantially increased competition. This could have a material adverse effect on the Company's business, financial condition and results of operations. On July 18, 1997, in Iowa Utilities Board
v. FCC, the United States Court of Appeals for the Eighth Circuit invalidated key portions of the FCC's August 29, 1996 interconnection order, which the FCC had adopted to facilitate the emergence of local exchange competition. The Supreme Court recently agreed to hear an appeal of the Eighth Circuit's ruling. The further emergence and development of local exchange competition may likely be delayed as a result. Consequently, the Company and its customers may not benefit as quickly from the lower access costs that might otherwise have resulted had competition in the provision of local access services not been thus delayed. Further, the FCC has issued orders relating to universal service funding by interstate telecommunications carriers, and to the access charges the Company and its customers are required to pay to LECs. These orders have been appealed. The outcomes of the appeals, and the outcomes of future FCC proceedings on these issues, are impossible to predict. In addition, the Telecom Act provides that state proceedings may in certain instances determine access charges the Company and its customers are required to pay to the LECs. There can be no assurance that such proceedings will not result in increases in such rates. Such increases could have a material adverse effect on the Company or its customers.

     Some members of Congress have expressed dissatisfaction with the FCC's implementation of the Telecom Act, and in particular with respect to the development of local exchange competition, RBOC re-entry into in-region long distance markets and universal service funding. Legislation has recently been introduced to amend the Telecom Act so as to facilitate RBOC re-entry. It is possible that additional legislation will also be introduced, seeking to further amend the Telecom Act. However, it is impossible to predict the scope or likelihood of success of any such possible further legislation, or the potential impact on the Company of any such possible further legislation.

RISKS RELATING TO MEXICAN JOINT VENTURE

     In February, 1998, Marca-Tel announced that it was putting further investment in new fiber routes on hold, awaiting more suitable market and regulatory conditions. Because of the continuing adverse market and regulatory environment in Mexico, Marca-Tel has determined to limit further investment and to reduce its scope of operations. At the present time, the Company does not anticipate significant additional funding to Progress International for investment in Marca-Tel until the market and regulatory conditions in Mexico improve. Failure to provide further significant funding to Progress International is likely to result in a default under Marca-Tel's financial arrangements and could result in the foreclosure of a security interest held by a third party. The Company's carrying value for the Company's investment in Progress International at December 31, 1997 was $11.6 million. The Company's interest in Progress International, and thus its indirect interest in Marca-Tel, therefore could be diluted or lost entirely, which could have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL LIABILITY OF INTERNET ACCESS PROVIDERS

     The Company provides services to on-line service providers and Internet access providers and owns approximately 20% of the common stock of PSINet. The law governing the liability of on-line services providers and Internet access providers for participating in the hosting or transmission of objectionable materials or information currently is unsettled. Under the terms of the Telecom Act, both civil and criminal penalties can be imposed for the use of interactive computer services for the transmission of certain indecent or obscene communications. However, this provision was recently found to be unconstitutional by the United States Supreme Court in American Civil Liberties Union v. Janet Reno. Nonetheless, many states have adopted or are considering adopting similar requirements, and the constitutionality of such state requirements remains unsettled at this time. In addition, several private lawsuits have been filed seeking to hold Internet access providers accountable for information which they transmit. In one such case, the court ruled that an Internet access provider is not directly liable for copies that are made and stored on its computer but may be held liable as a contributing infringer where, with knowledge of the infringing activity, the Internet access provider induces, causes or materially contributes to another person's infringing conduct. While the outcome of these activities is uncertain, the ultimate imposition of potential liability on Internet access providers for information which they host, distribute or transport could materially change the way they must conduct business. To avoid undue exposure to such liability, Internet access providers could be compelled to engage in burdensome investigation of subscriber materials or even discontinue offering the service altogether.

RISKS RELATING TO SWITCHED SERVICES RESELLERS

     Revenues derived from switched services resellers account for substantially all of the Company's switched long distance revenue. A substantial portion of such revenues are produced by a limited number of resellers. Sales to switched services resellers generate low margins for the Company. In addition, these customers frequently choose to move their business based solely on small price changes and generally are perceived in the telecommunications industry as presenting a high risk of payment delinquency or non-payments. The Company's provision for service credits and bad debt was $3.0 million or 1.5% of total revenues in 1996 (when it had $104.0 million of long distance switched services revenue) and $17.4 million or 4.1% of total revenues in 1997 (when it had $258.3 million of long distance switched services revenue). The Company expects service credit and bad debt expense to continue to increase, but seeks to control it so that it will not increase as a percentage of revenues. The Company is continuing to implement procedures to control its exposure to service credit and bad debt expense. Any material increase in service credit and bad debt expense as a percentage of revenues could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS RELATED TO TECHNOLOGICAL CHANGE

     The market for the Company's telecommunications services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. There can be no assurance that the Company will successfully identify new service opportunities and develop and bring new services to market. The Company is also at risk from fundamental changes in the way telecommunications services are marketed and delivered. The Company's data communications service strategy assumes that technology such as Frame Relay and ATM protocols, utilizing fiber optic or copper-based telecommunications infrastructures, will continue to be the primary protocols and transport infrastructure for data communications services. Future technological changes, including changes related to the emerging wireline and wireless transmission and switching technologies, could have a material adverse effect on the Company's business, results of operations, and financial condition. The Company's pursuit of necessary technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its telecommunications services business to alternate access devices, conduits and protocols.

     In addition, recent technological advances that show the potential to greatly expand the capacity of existing and new fiber optic cable, which could greatly increase supply, could have a material adverse effect on the Company's business, financial condition and results of operations.

CONCENTRATION OF STOCK OWNERSHIP

     Assuming no conversion of the 1998 Convertible Preferred Stock or the 1997 Convertible Preferred Stock into shares of Common Stock, Trustees of General Electric Pension Trust ("GEPT") beneficially owned approximately 30.2% of the outstanding Common Stock, Grumman Hill Investments, L.P. ("GHI") and Richard D. Irwin together beneficially owned approximately 10.4% of the outstanding Common Stock, and two of the members of senior management and their affiliates beneficially owned approximately 12.8% of the outstanding Common Stock at March 1, 1998. GEPT also owned 30.0% of the 1997 Convertible Preferred Stock at March 1, 1998. As a result, certain of these stockholders, if they act together, generally would be able to elect a majority of directors elected by the holders of Common Stock and exercise control over the business, policies and affairs of the Company, and would have the power to approve or disapprove most actions requiring stockholder approval without the approval of minority stockholders.

FORWARD-LOOKING STATEMENTS

     The statements contained in this Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company wishes to caution the reader that these forward-looking statements, such as the Company's plans to expand its existing networks or to build and acquire networks in new areas, and statements regarding development of the Company's businesses, the estimate of market sizes and addressable markets for the Company's services and products, the Company's anticipated capital expenditures, regulatory reform and other statements contained in this Prospectus regarding matters that are not historical facts, are only estimates or predictions.

     No assurance can be given that future results will be achieved; actual events or results may differ materially as a result of risks facing the Company or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its services to current and new customers, generate customer demand for its services in the particular markets where it plans to market services, access markets, identify, finance and complete suitable acquisitions, design and construct fiber optic networks, install cable and facilities, including switching electronics, and obtain rights-of-way, building access rights and any required governmental authorizations, franchises and permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward-looking statements.

                               THE EXCHANGE OFFER
PURPOSES OF THE EXCHANGE OFFER

     The Old Notes were originally issued and sold on April 21, 1998 in reliance upon the exemptions from registration under Rule 144A, Regulation S and Section 4(2) of the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to register with the Commission new debt securities with substantially identical terms as the Old Notes, to be offered in exchange for the Old Notes. The purpose of the Exchange Offer is to satisfy the Company's obligations under the Registration Rights Agreement. Holders that do not tender all of their Old Notes will no longer have any registration rights under the Registration Rights Agreement other than as set forth in the following paragraph. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Pursuant to the Registration Rights Agreement, the Company is required to file a shelf registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if: (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer; (ii) the Exchange Offer is not consummated within 150 days after the date of the Registration Rights Agreement; (iii) any Initial Purchaser so requests with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer; or
(iv) any holder of Old Notes (other than an Exchanging Dealer) is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes (other than an Exchanging Dealer) that participates in the Exchange Offer, such holder does not receive freely tradeable New Notes on the date of the exchange. The Company is required to use its best efforts to keep the shelf registration statement continuously effective for a period of two years from the date of its effectiveness or such shorter period that will terminate when all the Old Notes covered by the shelf registration statement has been sold pursuant thereto or is eligible for sale under Rule 144(k) under the Securities Act.

TERMS OF THE EXCHANGE OFFER

GENERAL

     The Company offers to exchange, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the New Notes for each $1,000 principal amount of the Old Notes tendered for exchange. Holders of Old Notes may tender some or all of their Old Notes pursuant to the Exchange Offer, however, Old Notes may be tendered only in integral multiples of $1,000. The terms of the New Notes are substantially identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old Notes). See "Description of the Notes." The New Notes, like the Old Notes, are governed by the Indenture. See "Description of the Notes." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

     Based on interpretations by the staff of the Commission with respect to similar transactions set forth in no-action letters issued to third parties unrelated to the Company, the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the New Notes are acquired in the ordinary course of the holders' business, such holders have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes and neither the holders nor any other person is engaging in or intends to engage in a distribution of the New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a public distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the distribution.

EXPIRATION DATE; EXTENSIONS, TERMINATION; AMENDMENT

     The Exchange Offer will expire on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on           , 1998 or such later
date and time, if any, as extended by the Company, in its sole discretion. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to holders of the Old Notes and unless otherwise required by applicable law or regulation, by press release or other public announcement on or before the Expiration Date. During any extension of the Exchange Offer, all Old Notes tendered for exchange will remain subject to the Exchange Offer. In connection with the Exchange Offer, the Company will comply with all applicable requirements of the federal securities laws, including, but not limited to, Rule 14e-1 under the Exchange Act.

     The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Old Notes. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the New Notes for the Old Notes promptly after acceptance of the tendered Old Notes by the Company and following the Expiration Date.

EXCHANGE OFFER PROCEDURES

     The Exchange Offer is subject to the terms and conditions set forth in this Prospectus and the Letter of Transmittal.

     Old Notes may be tendered by properly completing and signing the Letter of Transmittal and delivering the Letter of Transmittal to the Exchange Agent at its address set forth in this Prospectus on or prior to the Expiration Date, together with: (i) the certificate or certificates representing the Old Notes being tendered and any required signature guarantees; (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository pursuant to the procedure for book-entry transfer described below; or (iii) the completion of the procedures for guaranteed delivery set forth below. See "Guaranteed Delivery Procedures."

     If the New Notes (and any untendered Old Notes) are to be issued in the name of the registered holder and the registered holder has signed the Letter of Transmittal the holder's signature need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Exchange Agent and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. (an "Eligible Institution"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE, NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal, the Old Notes or a Book-Entry Confirmation and all other required documents are received by the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance for exchange and withdrawal of any tender of Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Exchange Offer or any defect, withdrawal, rejection of tender or irregularity in the tender of any Old Notes. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notification of any defects, withdrawals, rejections or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give any such notification.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The holder tendering Old Notes exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The holder represents and warrants to the Company and the Exchange Agent that: (i) it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire New Notes in exchange for the Old Notes; (ii) when the Old Notes is accepted for exchange, the Company will acquire good and unencumbered title to the Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim; and (iii) it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. All authority conferred by the holder will survive the death or incapacity of the holder and every obligation of the holder shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the holder.

     Each holder will also certify that the holder, among other things: (i) is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) or that, if it is an "affiliate," it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (ii) is acquiring the New Notes offered in the ordinary course of its business; (iii) has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of the New Notes; and (iv) is not engaged in and does not intend to engage in the distribution of the New Notes if such holder is not a broker-dealer.

WITHDRAWAL RIGHTS

     Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     To be effective, a written notice of withdrawal must be timely received by the Exchange Agent at its address set forth in this Prospectus by mail, courier, telegraphic, telex or facsimile transmission. Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, a statement that the holder is withdrawing its election to tender the Old Notes for exchange, and the name of the registered holder of the Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes has been tendered pursuant to a book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book-Entry Transfer Facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties. Any Old Notes which have been tendered for exchange but which are not exchanged will be returned to the holder thereof without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer, by crediting an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange

Offer. Properly withdrawn Old Notes may be re-tendered at any time on or prior to the Expiration Date. Any Old Notes so withdrawn and not re-tendered will not be exchanged for New Notes under the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange any and all Old Notes which are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of causing the Old Notes to be assigned, transferred and exchanged for New Notes. Upon the terms and subject to the conditions of the Exchange Offer, delivery of New Notes in exchange for Old Notes will be made by the Exchange Agent after acceptance of the tendered Old Notes by the Company and promptly following the Expiration Date. Any Old Notes not accepted for exchange by the Company for any reason will be returned without expense to the tendering holders (or, in the case of Old Notes tendered by book-entry transfer, by crediting an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date or, if the Company terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is terminated. See "-- Conditions to the Exchange Offer."

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedure for transfer. The Letter of Transmittal with any required signature guarantees and any other required documents, must be received by the Exchange Agent on or prior to the Expiration Date for any book-entry transfers.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, must tender their Old Notes and follow the guaranteed delivery procedures. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution;
(ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery (a "Notice of Guaranteed Delivery") (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the aggregate principal amount of the Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes (or a confirmation of electronic delivery or book-entry delivery into the Exchange Agent's account at the Depository) and any of the required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all other documents required by the Letter of Transmittal and the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of electronic mail delivery or book-entry delivery into the Exchange Agent's account at the Depository), must be received by the Exchange Agent within five business days after the Expiration Date. Any holder of Old Notes who wishes to tender its Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company will not be required to issue New Notes in exchange for any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the holders and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release or other public announcement, or, at its option, modify or otherwise amend the Exchange Offer, if any of the following events occur:

          1. there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or madministrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clause (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

          2. any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company, taken as a whole, that, in the sole judgment of the Company is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company have or may have adverse significance with respect to the value of the Old Notes or the New Notes; which, in the sole judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it unlawful to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     These conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company that any of these conditions has occurred will be final and binding on all holders of Notes, absent manifest error. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company, the Trustee for the Notes, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal, questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as follows:

                       IBJ SCHRODER BANK & TRUST COMPANY

          By Hand/Overnight Courier                               By Mail:

      IBJ Schroder Bank & Trust Company              IBJ Schroder Bank & Trust Company
               One State Street                                 P.O. Box 84
              New York, NY 10004                           Bowling Green Station
   Attention: Securities Processing Window                New York, NY 10274-0084
             Subcellar One (SC-1)                   Attention: Reorganization Operations
                                                                 Department

       By facsimile: (212) 858-2611 Call (212) 858-2103 for confirmation

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

     The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus and the Letter of Transmittal. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Company may, however, at the reasonable request of any holder, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction.

TRANSFER TAXES

     Holders who tender their Old Notes in exchange for New Notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Upon consummation of the Exchange Offer, holders of Old Notes (other than those that were prohibited from participating in the Exchange Offer) that did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such non-tendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon (except that the Company will be required to file a shelf registration statement in certain limited instances). In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and the applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions set forth in no-action letters issued to third parties unrelated to the Company, the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the New Notes are acquired in the ordinary course of the holders' business, such holders have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes and neither the holders nor any other person is engaging in or intends to engage in a distribution of the New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless it has been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed under the Registration Rights Agreement to register or qualify the New Notes for resale in any jurisdictions requested by any holder, subject to certain limitations.

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such non-tendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon (except that the Company will be required to file a shelf registration statement in certain limited instances).

     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, as of the Expiration Date, to the best of the Company's information and belief, each person participating in the Exchange Offer will be acquiring the New Notes in its ordinary course of business and will not have any arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer. In this regard, the Company will make each person participating in the Exchange Offer aware (through this Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resale, any holder using the Exchange Offer to participate in a distribution of New Notes to be acquired in the registered Exchange Offer
(i) may not rely on the staff position enunciated in K-III Communications Corporation (available May 14, 1993), Morgan Stanley and Co. Inc. (available June 5, 1991) and Exxon Capital Holding Corp. (available May 13, 1988) or similar letters and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the Exchange Offer.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected historical financial data of the Company. The historical financial data for the Company has been derived from the audited Consolidated Financial Statements of the Company as of and for the periods ended December 31, 1993, 1994, 1995, 1996 and 1997. The historical financial data for the Company for the three months ended March 31, 1997 and 1998 has been derived from unaudited interim financial statements. The unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for these interim periods. The selected historical financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the Company's Consolidated Financial Statements, related notes thereto and other financial information appearing in the Form 10-K and the Form 10-Q which are incorporated by reference herein and the other financial information included elsewhere in the Prospectus or incorporated by reference herein.

                                                                                                             THREE MONTHS ENDED
                                                                                                                  MARCH 31
                                                                  YEAR ENDED DECEMBER 31,                       (UNAUDITED)
                                                    ----------------------------------------------------   ----------------------
                                                      1993       1994       1995       1996       1997        1997         1998
                                                    --------   --------   --------   --------   --------   -----------   --------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net operating revenue...........................  $ 71,123   $ 80,663   $ 91,001   $203,761   $420,710   $   83,910    $129,184
  Operating income (loss).........................   (10,596)    14,085      1,429    (14,016)   (45,235)     (11,641)       (768)
  Income (loss) before extraordinary item.........   (31,812)     5,017     (3,218)   (37,448)   (94,555)     (19,878)    (19,397)
  Extraordinary gain (loss)(1)....................     8,495      2,298     (1,747)        --         --           --          --
  Net income (loss)...............................  $(23,317)  $  7,315   $ (4,965)  $(37,448)  $(94,555)     (19,878)    (19,397)
  Basic and diluted income (loss) per share before
    extraordinary gain (loss)(2)..................  $  (1.43)  $    .13   $   (.21)  $  (1.42)  $  (3.75)       (0.66)      (0.98)
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges
    (deficiency)(3)...............................  $(54,377)     1.66x   $(10,631)  $(45,616)  $(99,606)  $  (17,817)    (20,019)
  EBITDA(4).......................................  $ 10,465   $ 26,206   $ 18,867   $ 13,225   $ 15,513       (1,639)     18,302
  Capital expenditures............................    27,008      7,087     23,670    136,391    314,327       68,743      64,383

                                                                                                              THREE
                                                                                                             MONTHS
                                                                                                              ENDED
                                                                  YEAR ENDED DECEMBER 31,                   MARCH 31,
                                                    ----------------------------------------------------      1998
                                                      1993       1994       1995       1996       1997     (UNAUDITED)
                                                    --------   --------   --------   --------   --------   -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (END OF PERIOD):
  Cash and cash equivalents.......................  $  6,230   $  6,048   $  6,915   $ 61,340   $152,720   $  199,647
  Total assets....................................    94,281    105,409    336,475    459,151    917,095    1,113,095
  Total debt and capital lease obligations........    59,954     69,124    298,794    302,281    320,295      327,724
  Redeemable preferred stock......................        --         --         --         --    403,368      415,419
  Stockholders' equity (deficit)..................     6,871     14,189      6,858     63,479    (47,955)      51,470

---------------

(1) The extraordinary items for all periods result from early extinguishment of debt (involving a related party in 1994), including capital lease obligations, net of applicable income taxes.

(2) The basic and diluted income (loss) per share amounts prior to 1997 have been restated as required to comply with Statement of Financial Accounting Standards No. 128, Earnings Per Share and the Securities and Exchange Commission Staff Accounting Bulletin No. 98. For further discussion of basic and diluted income (loss) per share and the impact of Statement No. 128, see note 2 to the Company's consolidated financial statements.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before the provision (benefit) for income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to rental expense. Where earnings are insufficient to cover fixed charges, the dollar amount of the deficiency is shown. As adjusted for the sale of $155.25 million of 1998 Convertible Preferred Stock, the issuance of the Old Notes and the purchase of $284.2 million (out of $285.0 million) of Senior Notes which occurred in April 1998, as if they had occurred on or before January 1, 1998, and assuming dividends are paid in cash at 6 3/4% on the 1998 Convertible Preferred Stock, the Company's earnings would have been insufficient to cover fixed charges by $(21,263) for the three months ended March 31, 1998.

(4) EBITDA is operating income (loss) plus depreciation and amortization. The Company has included information concerning EBITDA because it believes that EBITDA is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA is not a measurement determined in accordance with GAAP, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not necessarily comparable with similarly titled measures for other companies.

                            DESCRIPTION OF THE NOTES

     The following is a summary of certain provisions of the Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes, like the Old Notes, are governed by the Indenture dated as of April 21, 1998 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the Notes. A copy of the Indenture and the form of Notes are available upon request to the Company at the address set forth under "Available Information". The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended.

GENERAL

     The Old Notes are, and the New Notes, when issued, will be unsecured senior subordinated obligations of the Company. The Notes are limited in aggregate principal amount to $450.0 million. The Old Notes were issued and the New Notes will be issued, only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. The Notes will be subordinated to all existing and future senior debt of the Company. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar.

     The Trustee is also the Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Notes. Holders of the Notes must surrender Notes to the Paying Agent to collect principal payments.

     The Notes will mature on April 15, 2008. Each Note will bear interest at the rate of 9% per annum from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Issue Date. Interest will be payable semiannually in cash in arrears on each April 15 and October 15, commencing October 15, 1998. Interest on the Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months and the actual number of days elapsed.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to April 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on April 15 of the years set forth below:

                        YEAR                           REDEMPTION PRICE
                        ----                           ----------------
2003.................................................      104.500%
2004.................................................      103.000
2005.................................................      101.500
2006 and thereafter..................................      100.000

     In addition, at any time and from time to time prior to April 15, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $200.0 million aggregate principal amount of the Notes must remain outstanding and be held, directly or indirectly, by Persons other than the Company and its Affiliates after each such redemption.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

     The indebtedness evidenced by the Notes will be senior subordinated, unsecured obligations of the Company. The payment of the principal of, premium (if any), interest and all other obligations on the Notes is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness".

     A substantial portion of the operations of the Company is conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Notes, even if such obligations do not constitute Senior Indebtedness. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. In addition, the Indenture does not treat the accretion of original issue discount as an Incurrence of Indebtedness. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness".

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

     The Company may not pay principal of, premium (if any), interest or other obligations on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or cash equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior

Indebtedness has been repaid in full in cash or cash equivalents). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360 day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the holders of Notes are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which holders of Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to holders of Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. So long as any Designated Senior Indebtedness is outstanding, any acceleration of the Notes shall not be effective until the earlier to occur of (i) five Business Days following delivery of a notice of such acceleration to the Representative or the holders of such Designated Senior Indebtedness and (ii) the acceleration of such Designated Senior Indebtedness. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the holders of Notes, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Notes. The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance".

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes were issued in the form of a Global Note. The Global Note was deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. The New Notes will also be issued in the form of a Global Note. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository. Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depository has advised the Company as follows: the Depository is a limited purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Upon the issuance of the Global Note for the New Notes, the Depository will credit, on its book entry registration and transfer system, the principal amount of the for the New Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Note.

     The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to the irrespective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control (as defined below), each holder of Notes shall have the right to require that the Company repurchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Change of Control" means the occurrence of any of the following events (each a "Change of Control"):

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any person that is deemed to have beneficial ownership of shares solely as a result of being part of a group pursuant to Rule 13d-5(b)(1) shall not be deemed to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that any directors elected by holders of Preferred Stock of the Company pursuant to any voting rights provisions included in the certificate of designation relating to such Preferred Stock shall be excluded in making any determination pursuant to this clause (ii); or

          (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, after such event that otherwise would constitute a Change of Control, the Notes are rated Investment Grade by Moody's or Standard & Poor's on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"); provided, however, that to the extent there is a "rating watch" with respect to the Notes or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Notes are not subject to a "rating watch" or other rating agency review by either Moody's or Standard & Poor's. The term "Investment Grade", for such purpose, means a rating of Baa3 or higher in the case of Moody's, or BBB- or higher in the case of Standard & Poor's.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to make such purchase, or could attempt to refinance the borrowings that contain such prohibitions. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing Notes.

     The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving pro forma effect (x) to the Incurrence of such Indebtedness (including pro forma application of the net proceeds therefrom), (y) to any other Indebtedness Incurred or repaid since the end of the period referred to below and the receipt and application of the proceeds thereof and (z) to the issuance or redemption of any Capital Stock (other than Disqualified Stock) and any dividends of distributions since the end of the period referred to below and the receipt and application of the proceeds thereof, either (i) the Indebtedness to Operating Cash Flow Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred would have been not more than, (x) if prior to April 1, 2000, 5.5 to 1.0, and (y) if thereafter, 5.0 to 1.0, or
(ii) the Debt to Capital Ratio as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred is less than 2.0 to 1.0.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (1) Indebtedness Incurred pursuant to one or more Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (A) $250.0 million and (B) 85% of the book value of the Accounts Receivables of the Company and its Restricted Subsidiaries;

          (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (3) the Notes and the Exchange Notes;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

          (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause
     (5);

          (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

          (7) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire or improve equipment, inventory or network assets (including real estate) (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Restricted Subsidiary after the Issue Date for use in a Related Business;

          (8) In the event that the PSINet Shares are held by the Company or a Restricted Subsidiary, the Incurrence by the Company or such Restricted Subsidiary of Permitted PSINet Nonrecourse Debt;

          (9) Strategic Subordinated Indebtedness; and

          (10) Indebtedness in an aggregate principal amount at any time outstanding which, together with the amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1)-(9) above and paragraph (a)), does not exceed 5% of Consolidated Tangible Assets.

     (c) Notwithstanding the foregoing, the Company shall not Incur (x) any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations or (y) any Secured Indebtedness that is not Senior Indebtedness unless the Notes are secured equally and ratably with (or prior to) such Secured Indebtedness by a Lien on the assets securing such Secured Indebtedness for so long as such Secured Indebtedness is so secured.

     (d) For purposes of determining compliance with the foregoing covenant,(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less 1.50 times the Company's Cumulative Consolidated Interest expense for such period; (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to August 20, 1997 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to August 20, 1997 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets (but excluding such interest, dividends, repayments, advances or other transfers of assets to the extent any such item increases Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including from Unrestricted Subsidiaries), and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such

     Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (i) any Restricted Payment made out of the substantially concurrent sale of (or within 30 days after the sale of, as long as such Restricted Payment was authorized by the Board of Directors as the intended use of proceeds of such sale at the time of such sale), or any acquisition of any Capital Stock of the Company or any Subordinated Obligation made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (v) dividends paid on the Company's 1997 Convertible Preferred Stock and its 1998 Convertible Preferred Stock outstanding on the Issue Date (and on any shares of either class issued in payment of dividends thereon), pursuant to their terms as in effect on the Issue Date; provided, however, that at the time of any such payment no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

          (vi) cash payments made in lieu of the issuance of fractional shares of Capital Stock in connection with any exchange, redemption, dividend, consolidation or conversion of shares of Capital Stock of the Company or any acquisition of a Person or assets; provided, however, that the aggregate amount of such payments shall not exceed $1.0 million; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

          (vii) Restricted Payments to the extent attributable to dividends or distributions received from Unrestricted Subsidiaries; provided, however, that such dividends or distributions are neither treated as a reduction of the Investment in such Unrestricted Subsidiary pursuant to paragraph
     (a)(3)(D) of this covenant (or as a reduction of any Permitted Investment in such Unrestricted Subsidiary) nor included in the calculation of Consolidated Net Income; provided further, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
     (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (v) in the case of clause (c) above, restrictions contained in IRU Agreements, security agreements or mortgages securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vii) any such encumbrance or restriction contained in the PSINet Agreement; and

          (viii) any encumbrance or restriction with respect to a Restricted Subsidiary contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Company's ability to pay principal or interest on the Notes when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Notes and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Notes no later than the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Company; provided, however, that no Restricted Subsidiary shall be affected by the operation of any such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value (evidenced by resolution of the Board of Directors as set forth in an Officers' Certificate delivered to the Trustee), (ii) after giving effect to such Asset Disposition, the non-cash consideration received in connection with all Asset Dispositions for the period beginning on the Issue Date through and including the date of such proposed Asset Disposition, less cash received in connection with the sale, disposition, transfer or other conversion of non-cash consideration received in connection with Asset Dispositions during such period, does not exceed 5% of the Company's Consolidated Tangible Assets after giving effect to such Asset Disposition and
(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company, unless permitted pursuant to the last sentence of paragraph (b) of the covenant described under "-- Limitation on Affiliate Transactions") within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (which assumption shall also constitute a repayment of Indebtedness pursuant to the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that results in the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(ii)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of, or agreed to by the holders of, such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (x) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (y) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, other than transactions with GE Capital Communication and Excluded PSINet Transactions, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments";

          (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

          (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time;

          (v) any employment or consulting arrangement or agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (vi) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

          (vii) any Affiliate Transaction between the Company and a Restricted Subsidiary or between restricted Subsidiaries;

          (viii) transactions in connection with Permitted Businesses between the Company and GE Capital Communications;

          (ix) transactions between the Company or any Restricted Subsidiary specifically contemplated by the PSINet Agreement;

          (x) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

          (xi) transactions between the Company or any Restricted Subsidiary and any Person that is controlled (as defined in the definition of "Affiliate") by the Company; provided, however, that Affiliates of the Company (other than a Restricted Subsidiary) do not in the aggregate hold Investments in such Person having a fair market value in excess of $1.0 million.

Notwithstanding the foregoing, Affiliate Transactions shall not include any transaction involving the sale, purchase, repurchase, redemption, transfer, exchange or other acquisition or disposition of Senior Notes, Notes, Exchange Debentures (if issued), or Preferred Stock by or from, or the payment of principal of, premium, if any, and interest on, or liquidation preference of and dividend on, any Senior Notes, Exchange Debentures (if issued), Notes or Preferred Stock, as the case may be, to any Affiliate of the Company or any Affiliate of a Restricted Subsidiary of the Company; provided, however, that such transaction is offered substantially concurrently to all other holders of Senior Notes, Notes, Exchange Debentures (if issued) or Preferred Stock, as the case may be, on the same terms and conditions; provided further, however, that such transaction is approved by a majority of the disinterested members of the Board of Directors, other than transactions in connection with the payment of principal of, premium, if any, and interest on, or liquidation preference of and dividends on, Senior Notes, Notes, Exchange Debentures (if issued) or Preferred Stock, as the case may be, pursuant to the provisions of the indenture or certificate of designation governing the payment of interest and principal, dividends and liquidation preference, optional redemption, repurchases from the proceeds of an asset disposition and repurchases upon a change of control.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock) except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;"

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all the Company's assets that meets the requirements described in the preceding paragraph.

     SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and, upon request, holders of the Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due and continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "-- Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness", "-- Limitation on Restricted Payments", "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries", "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions", "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries" or "-- SEC Reports", (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Significant Subsidiary (other than any Permitted PSINet Non-Recourse Debt) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree for the payment of money in excess of $5.0 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"). However, a default under clauses (iv), (v) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (vii)), any such acceleration shall not be effective until the earlier to occur of (i) five Business Days following delivery of a notice of such acceleration to the Representative under such Credit Agreement and (ii) the acceleration of any Indebtedness under such Credit Agreement. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

     Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of an Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of an Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption", (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions or
(viii) make any change to the subordination provisions of the Indenture that would adversely affect the holders of Notes.

     Without the consent of any holder of the Notes, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "-- Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Accounts Receivable" means, with respect to any Person, all accounts receivable of such Person net of allowances for uncollectible accounts, discounts, refunds and all other allowances as determined in accordance with GAAP.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Restricted Payments", "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means (i) the sale, lease, conveyance or other disposition of any assets (including by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be deemed not to constitute an Asset Disposition but will be governed by the covenant described under "-- Certain Covenants -- Merger and Consolidation", and not by the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock") and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Capital Stock of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to its Wholly Owned Subsidiaries or by its Restricted Subsidiaries to the Company or to another of the Company's Wholly Owned Subsidiaries, (ii) an issuance of Capital Stock by a Wholly Owned Subsidiary of the Company to the Company or to another of the Company's Wholly Owned Subsidiaries, (iii) a Permitted Investment or a Restricted Payment that is not prohibited by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (iv) an issuance or sale of Capital Stock of an Unrestricted Subsidiary, (v) an Asset Swap, (vi) the issuance of Capital Stock of the Company and (vii) the sale of any IRU pursuant to IRU Agreements in respect of the network of the Company and its Restricted Subsidiaries (including sales of IRUs specifically provided for in the PSINet Agreement), will be deemed not to constitute Asset Dispositions.

     "Asset Swap" means an exchange of assets by the Company or any of its Restricted Subsidiaries for one or more Permitted Businesses, assets to be used in a Permitted Business, or for a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the dividend or interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all (A) Preferred Stock of Restricted Subsidiaries and (B) Preferred Stock of the Company that is Disqualified Stock, in each case held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and
(x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

          (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (iv) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);

          (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v) extraordinary gains or losses; and

          (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person (including any Unrestricted Subsidiary) to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends maybe declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, as determined in accordance with GAAP.

     "Consolidated Tangible Assets" means, with respect to any Person as of any date, the sum of the consolidated gross book value as reflected in accounting books and records of such Person of all its property, both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, tradenames, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which should be provided in connection with the business conducted by such Person, all of the foregoing as determined in accordance with GAAP.

     "Credit Agreements" means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and all promissory notes, guarantees, letters of credit, security agreements, pledge agreements, mortgages, deeds of trust and other instruments, documents or agreements executed pursuant thereto, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense for the period (taken as one accounting period) from April 1, 1998 to the end of such Person's most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Debt to Capital Ratio" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the consolidated capital of such Person as of such date. For purposes of this definition, "capital" means the sum of (x) the greater of (I) stockholder's equity (deficit) and (II) paid-in capital, plus, without duplication, (y) redeemable stock (other than Disqualified Stock), each as determined in accordance with GAAP.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) any Indebtedness Incurred pursuant to clause (1) of paragraph (b) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

          (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or

          (iii) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control"; provided further, however, that the Company's 1997 Convertible Preferred Stock outstanding on the Issue Date shall be deemed not to constitute Disqualified Stock.

     "Equity Offering" means either (x) an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or (y) an issuance and sale of common stock of the Company to one or more persons that are primarily engaged, directly or indirectly, in a Related Business.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded PSINet Transactions" means any transaction between the Company or any of its Restricted Subsidiaries with PSINet Inc., so long as at the time of engaging in, or contracting to engage in, such transaction, the Company and its Subsidiaries have not acquired shares of PSINet Common Stock other than the PSINet Shares.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GE Capital Communications" means GE Capital Communications Services Corporation.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness of such Person or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends) of such Subsidiary (which will constitute Indebtedness Incurred by such Subsidiary and not Indebtedness Incurred by such Person);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such

     Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indebtedness to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding Preferred Stock of the Restricted Subsidiaries of such Person as of such date (excluding any such Preferred Stock held by such Person or a Wholly Owned Subsidiary of such Person), plus the aggregate liquidation reference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Subsidiary of such Person) as of such date to (b) Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four quarter period for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause (ii) of the definition of "Consolidated Net Income" and including Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four quarter period through such date.

     "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Company.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or any other extensions of credit (other than advances, loans or other extensions of credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and other than commission, travel, relocation and similar advances to directors, officers and employees made in the ordinary course of business) (including by way of Guarantee or similar arrangement) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of such Person), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon any designation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors; provided further, however, that an acquisition of Capital Stock or other securities by the Company or any of its Restricted Subsidiaries shall not be deemed to be an Investment to the extent the consideration for such Capital Stock or other securities consists of Capital Stock (other than Disqualified Stock) of the Company.

     "IRU" means an indefeasible right to use fiber or telecommunications capacity.

     "IRU Agreement" means an agreement pursuant to which an interest in an IRU is sold or leased or otherwise transferred.

     "Issue Date" means the date on which the Notes are originally issued.

     "IXC Internet Capital Contribution" means the contribution by the Company to IXC Internet Services, Inc. (so long as IXC Internet Services, Inc. is a Subsidiary) of $10.0 million in cash, an IRU in two excess fibers in the Company's network (including two fibers in network routes to be built or acquired in the future) and space in certain points of presence, in each case as contemplated in connection with the transactions contemplated by the PSI Net Agreement.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc. or its successor.

     "Net Available Cash" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Disposition (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness Incurred pursuant to clause (1) of paragraph (b) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness") secured by a Lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that Net Available Cash shall not include that portion of Net Available Cash from an Asset Disposition by a Restricted Subsidiary of the Company that are paid as a pro rata dividend or distributed with respect to Capital Stock of such Restricted Subsidiary, or used to purchase, redeem or otherwise retire for value Capital Stock of such Restricted Subsidiary, held by a Person other than the Company or any of its Affiliates.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "1997 Convertible Preferred Stock" means the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007.

     "1998 Convertible Preferred Stock" means the Company's 6 3/4% Cumulative Convertible Preferred Stock.

     "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus (i) extraordinary net losses, net losses on sales of assets outside the ordinary course of business during such period and non-cash charges relating to write-downs of property and equipment, to the extent such losses and charges were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income and (B) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a period). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Operating Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person for such period and only if and to the extent such Restricted Subsidiary could have paid such amount at the date of determination as a dividend or similar distribution to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Permitted Business" means (i) any communications business and (ii) any business reasonably related or ancillary thereto.

     "Permitted Holders" means the officers and directors of the Company, and Trustees of General Electric Pension Trust, Grumman Hill Associates, Inc. and Grumman Hill Investments, L.P., and each of their respective officers and directors and their Related Parties.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in

          (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (iii) Temporary Cash Investments;

          (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (ix) the IXC Internet Capital Contribution;

          (x) the Investment in PSINet Inc. contemplated by the PSINet Agreement, including the Investment in shares of PSINet Common Stock purchased pursuant to the PSINet Agreement and the $240.0 million value protection right provided for by the PSINet Agreement;

          (xi) any Person primarily engaged in a Related Business to the extent the Investment represents a minority equity interest in such Person which is received as the consideration for the disposition by the Company or its Restricted Subsidiaries of a fiber IRU (which does not require significant additional capital expenditures for optronics or electronic equipment) which the Board of Directors has determined in good faith is excess to the reasonable requirements of the Company;

          (xii) any Person to the extent such Investment is dividended or otherwise distributed to the Company or a Restricted Subsidiary by an Unrestricted Subsidiary; and

          (xiii) other Investments in any Person that in the aggregate do not exceed $50.0 million (without regard to increases and decreases in the value of the Investments).

     "Permitted PSINet Non-Recourse Debt" means Indebtedness where (i) the holders of such Indebtedness expressly agree that they will look solely to the shares of PSINet Common Stock held by the issuer of such Indebtedness for payment on or in respect of such Indebtedness and expressly waive any recourse they may have on or with respect to such Indebtedness to the Company or any Restricted Subsidiary, (ii) neither the Company nor any Restricted Subsidiary
(A) provides credit support (whether or not in the form of an undertaking, agreement or instrument which would constitute Indebtedness), other than the pledge by the issuer of such Indebtedness of shares of PSINet Common Stock, or
(B) is directly or indirectly liable and (iii) no default with respect to such indebtedness (including any rights which the holders thereof may have to take enforcement action against the shares of PSINet Common Stock securing such indebtedness) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "PSINet Agreement" means the IRU and Stock Purchase Agreement dated as of July 22, 1997, between IXC Internet Services, Inc. and PSINet Inc. and the related documents executed in connection therewith, in each case as in effect as of the Issue Date.

     "PSINet Common Stock" means the common stock of PSINet, Inc.

     "PSINet Shares" means the shares of PSINet Common Stock acquired by the Company or any Subsidiary pursuant to the terms of the PSINet Agreement.

     "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the gross consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock (without reduction for underwriting by similar offers and any transaction expenses) and (y) accrued and unpaid dividends to the date of liquidation, (ii) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness.

     "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing

Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest on the principal amount of Indebtedness Refinanced, and fees and expenses, including any premium (whether or not provided for in the instrument governing the Indebtedness to be Refinanced) and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company (unless such Subsidiary was obligated under, or a guarantor of, the Indebtedness being Refinanced); or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any Permitted Business, the businesses conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to such businesses conducted by the Company and the Restricted Subsidiaries on the Issue Date.

     "Related Party" with respect to any Permitted Holder means (i) any controlling stockholder, 80%- (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Holder or such other Persons referred to in the immediately preceding clause (i).

     "Representative" means any trustee, agent or representative (if any)for an issue of Senior Indebtedness of the Company.

     "Restricted Payment" with respect to any Person means

          (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions to the extent paid to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

          (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

          (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

          (iv) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Indebtedness" of the Company means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not allowed as a claim in such proceeding) and (iii) fees, expenses and indemnities in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or pari passu in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (4) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness that ranks pari passu with the Notes.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Strategic Subordinated Indebtedness" means Indebtedness of the Company Incurred to finance the acquisition of a majority of the voting power of the Voting Stock of a Person engaged in a Related Business that by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, (i) is expressly made subordinate in right of payment to the Notes on terms prescribed by the Indenture and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the first anniversary following the payment in full of all of the Company's obligations under the Notes; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Company after the Incurrence of such Indebtedness.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect (including, if issued, the Exchange Debentures as set forth in the Company's Certificate of Designation relating to the Exchangeable Preferred Stock).

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Preferred Stock or Indebtedness of, or holds any Lien (excluding Liens incurred to secure obligations in respect of an IRU) on any property of, the Company or any Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments". Notwithstanding the foregoing, IXC Internet Services, Inc., IXC Leasing LLC, IXC International, Inc., Progress International LLC and, upon acquisition by the Company, Network Long Distance, Inc. shall be deemed to be Unrestricted Subsidiaries for purposes of the Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 3,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The following summary of certain provisions of the Common Stock and the Preferred Stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate, the Certificate of Designations and Bylaws of the Company, as amended, and the provisions of applicable law.

COMMON STOCK

     As of May 1, 1998, there were 31,793,006 outstanding shares of Common Stock held by 143 holders of record. Each holder of Common Stock is entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the rights of the holders of the Preferred Stock, each holder of Common Stock is entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets, if any, remaining, after payment of liabilities, subject to the prior liquidation rights of holders of the Preferred Stock described below. The shares of Common Stock have no preemptive or other similar rights, and there are no redemption or sinking fund provisions applicable to Common Stock.

PREFERRED STOCK

     There are three million shares of the Preferred Stock authorized. The Company has designated 155,250 shares of Preferred Stock as 1998 Convertible Preferred Stock, 1,400,000 shares of Preferred Stock as 1997 Convertible Preferred Stock and 450,000 shares of Preferred Stock as Exchangeable Preferred Stock. As of May 1, 1998, there were 1,074,496 shares of the 1997 Convertible Preferred Stock issued and outstanding, 318,616 shares of Exchangeable Preferred Stock issued and outstanding, 155,250 shares of 1998 Convertible Preferred Stock were issued and outstanding and no other shares of Preferred Stock were outstanding. As of May 1, 1998, the 1997 Convertible Preferred Stock, the 1998 Convertible Preferred Stock and the Exchangeable Preferred Stock were held by 20, one and three holders of record respectively.

     The 1997 Convertible Preferred Stock is convertible at the option of the holders, unless previously redeemed, at any time into shares of Common Stock at a rate (subject to adjustment in certain events) of 4.263 shares of Common Stock for each share of 1997 Convertible Preferred Stock, equivalent to a Conversion Rate of $23.46 for each share of Common Stock. Dividends on the 1997 Convertible Preferred Stock accrue at a rate per annum of 7 1/4% per share on the liquidation preference thereof of $100 per share ($7.25 per annum per share). Dividends payable prior to or on June 30, 1999, are, at the option of the Company, payable (i) in cash or (ii) through the issuance of additional shares of the 1997 Convertible Preferred Stock equal to the dividend amount divided by the liquidation preference of such additional shares. After March 31, 1999, to the extent and for so long as the Company is not permitted to pay cash dividends on the 1997 Convertible Preferred Stock by the terms of any then outstanding indebtedness or any other agreement or instrument to which the Company is subject, the Company will be required to pay dividends, which shall accrue at the rate per annum of 8 3/4%, through the issuance of additional shares of 1997 Convertible Preferred Stock. The Company is required to redeem all the remaining shares of the 1997 Convertible Preferred Stock on March 31, 2007.

     The 1997 Convertible Preferred Stock is not redeemable prior to April 3, 2000. On or after such date, the 1997 Convertible Preferred Stock will be redeemable at the option of the Company, in while or in part, at the redemption prices set forth in the Certificate of Designation in connection with the 1997 Convertible Preferred Stock plus accrued and unpaid dividends through the redemption date, provided that prior to April 1, 2002, the 1007 Convertible Preferred Stock will not be subject to redemption unless for any 20 trading days within the period of 30 consecutive trading days ending on the trading day immediately prior to the notice of redemption, the closing bid price for the Common Stock on the NNM equals or exceeds 150% of the then effective conversion price.

     The 1998 Convertible Preferred Stock is convertible at the option of the holders, unless previously redeemed or repurchased, at any time into shares of Common Stock at a rate (subject to adjustment in certain events) of 13.748 shares of Common Stock for each share of 1998 Convertible Preferred Stock. Dividends on the 1998 Convertible Preferred Stock are payable quarterly and accrue at a rate per annum of 6 3/4% per share on the liquidation preference thereof of $1,000 per share ($67.50 per annum per share). Dividends may, at the option of the Company, be paid in Common Stock if, and only if, the documents governing the Company's indebtedness that exists as of March 30, 1998 then prohibit the payment of such dividends in cash. The 1998 Convertible Preferred Stock is redeemable after April 5, 2000 subject to certain conditions with respect to the closing price of the Common Stock in the case of redemptions prior to April 1, 2002. The 1998 Convertible Preferred Stock was issued in the form of 3,105,000 depositary shares (at $50 per share).

     The Exchangeable Preferred Stock will be, under certain terms and conditions, exchangeable into the Company's Exchange Debentures as set forth in the Company's Certificate of Designation relating to the Exchangeable Preferred Stock. The Exchange Debentures, if issued, will rank junior to the Notes. Dividends on the Exchangeable Preferred Stock accrue at a rate per annum of 12 1/2% of the liquidation preference thereof of $1,000 per share. Dividends are payable quarterly in cash, except that on or prior to February 15, 2001, dividends may be paid, at the Company's option, by the issuance of additional shares of Exchangeable Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. The Exchangeable Preferred Stock is not redeemable prior to August 15, 2002, except that, on or prior to August 15, 2000, the Company may redeem, at its option, up to 35% of the outstanding Exchangeable Preferred Stock with the net proceeds of one or more public equity offerings if at least $195 million aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding after each such redemption. On or after August 15, 2002, the Exchange Preferred Stock is redeemable at the option of the Company. The Company is required to redeem the Exchangeable Preferred Stock on August 15, 2009.

     Except for certain amendments to the Restated Certificate and as required by law, the holders of the 1997 Convertible Preferred Stock and the 1998 Convertible Preferred Stock are not entitled to any voting rights unless payments of dividends on the 1997 Convertible Preferred Stock or the 1998 Convertible Preferred Stock, respectively, are in arrears for an aggregate of six quarterly dividend payments. In such event, the holders of a majority of the outstanding shares of the 1997 Convertible Preferred Stock or the 1998 Convertible Preferred Stock, as applicable (together with holders of other series of the preferred stock having similar rights, including the Exchangeable Preferred Stock) will be entitled to elect two directors to the Board of Directors until such time as all dividend arrearages have been paid. The Exchangeable Preferred Stock is nonvoting except (i) as otherwise required by law and (ii) that holders of the Exchangeable Preferred Stock, voting together as a class with the holders of any other series of preferred stock with similar exercisable voting rights (including the 1997 Convertible Preferred Stock and the 1998 Convertible Preferred Stock), (a) upon the failure of the Company (1) to pay dividends for six or more dividend periods, (2) to satisfy any mandatory redemption obligation with respect to the Exchangeable Preferred Stock, (3) to comply with the covenants set forth in the Certificate of Designation with respect to the Exchangeable Preferred Stock or (4) to comply with certain covenants or make certain payments on certain indebtedness, will be entitled to elect two members to the Board of Directors of the Company; and (b) have the right, subject to certain exceptions, to approve each issuance by the Company of preferred stock that ranks senior to the Exchangeable Preferred Stock with such approval requiring consent of holders of two-thirds of the shares of Exchangeable Preferred Stock. The Exchangeable Preferred Stock ranks on a parity with the 1997 Convertible Preferred Stock and the 1998 Convertible Preferred Stock with respect to payment of dividends and amounts upon liquidation, dissolution and winding up. On any scheduled dividend payment date, the Company may, at its option, exchange all but not less than all of the shares of the Exchangeable Preferred Stock then outstanding for the Exchange Debentures.

     The Board of Directors of the Company has the authority to issue the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences, voting rights and the number of shares consisting of any series or the designation of such series without further vote or action by the stockholders. The issuance of the preferred stock (or the ability of the Board of Directors to issue the preferred stock) may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred stock with voting or conversion rights may adversely affect the voting power of the holders of Common Stock.

REGISTRATION RIGHTS

     In June 1996, the Company granted certain registration rights to GEPT, Grumman Hill Investments, L.P., and Richard D. Irwin, Ralph J. Swett, John J. Willingham, Carl W. McKinzie and Phillip L. Williams, in consideration of the sale of Common Stock to GEPT and the lock-up arrangements each of the parties entered into in connection with the Company's initial public offering of its Common Stock which occurred in July 1996. Such registration rights cover all the shares of Common Stock held by such persons or their transferees which demand registration rights became exercisable on May 15, 1997. Subject to certain exceptions, whenever the Company registers any of its Common Stock under the Securities Act during the period the agreement is effective, whether or not for sale for its own account, the holders of such registration rights are entitled to written notice of the registration and are entitled to include (at the Company's expense) such Common Stock in such registration. GEPT also has the right, subject to certain limitations, to require the Company to use its best efforts to file registration statements under the Securities Act covering Common Stock held by GEPT. All fees, costs and expenses of such registrations (other than underwriting discounts and commissions) will be borne by the Company.

     The former shareholders of Telecom One and their transferees and assignees (the "Telecom One Holders") were also granted registration rights with respect to the shares of Common Stock issued by the Company for such acquisition which occurred in June, 1997. In connection with the sale of the 1997 Convertible Preferred Stock, the Company entered into a registration rights agreement with the initial purchasers of the 1997 Convertible Preferred Stock, which required the Company, at its cost, to file a shelf registration statement for the benefit of the holders of the 1997 Convertible Preferred Stock with respect to the 1997 Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof. On August 28, 1997, the Commission declared effective a shelf registration statement filed by the Company pursuant to its obligations with respect to the holders of the 1997 Convertible Preferred Stock and with respect to the initial payment to the Telecom One Holders. In addition, the Telecom One Holders have been granted registration rights with respect to an aggregate of 26,413 shares of Common Stock issued as final payment by the Company for such acquisition and the former stockholders of certain subsidiaries of the Company have been granted registration rights with respect to approximately 250,000 shares of Common Stock issued in connection with such acquisitions.

     In connection with the sale of the 1998 Convertible Preferred Stock, the Company entered into a registration rights agreement with the initial purchasers of the 1998 Convertible Preferred Stock, which required the Company, at its cost, to file a shelf registration statement for the benefit of the holders of the 1998 Convertible Preferred Stock with respect to the 1998 Convertible Preferred Stock (including the corresponding Depositary Shares) and the shares of Common Stock issuable upon conversion thereof and as dividends thereon.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE CHARTER, THE BYLAWS AND THE INDENTURE

     The Bylaws of the Company provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 50% of IXC Communications' outstanding capital stock entitled to vote. In addition, in the event of a change in control (i) holders of the Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (ii) subject to applicable provisions of state law and the restrictions of the Indenture, the Company will be obligated to repurchase all or any part of the outstanding 1997 Convertible Preferred Stock or to adjust its conversion rate and to offer to repurchase the Exchangeable Preferred Stock. A change of control could also require the Company to adjust the conversion rate of the 1998 Convertible Preferred Stock in favor of the holders thereof. These provisions, as well as the authorized and unissued preferred stock described above, could discourage potential acquisition proposals and could delay or prevent a change in control or management of the Company.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     The Company is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in certain "business combinations" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless the transaction is approved in a prescribed manner. The business combinations to which Section 203 applies include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders.

In general, Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the outstanding voting stock of the corporation.

LISTING

     The Common Stock is listed on the NNM under the symbol "IIXC".

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     On October 5, 1995, the Company issued and sold its Senior Notes in the aggregate principal amount of $285.0 million to a group of institutional and accredited investors. In connection with the purchase of approximately $284.2 million of the Senior Notes in April 1998 by the Company, substantially all of the covenants in connection with the Senior Notes were eliminated.

     In July 1997, the Company entered into the NTFC Equipment Facility pursuant to which the Company has borrowed $28.0 million (the maximum amount thereunder) in connection with the purchase of certain equipment for use in its Network. The Company is required to make interest payments, and beginning June 30, 1998, principal payments over a five year period in quarterly installments under the NTFC Equipment Facility. The obligations under the NTFC Equipment Facility are secured by the equipment purchased hereunder.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain U.S. Federal income tax considerations relevant to the exchange of Old Notes for New Notes and does not purport to be a complete analysis of all potential tax consequences of such exchange, or all the potential tax effects thereof. Further, the discussion below is not binding on the Internal Revenue Service (the "IRS") or the courts. The Company has not sought, and will not seek, any rulings from the IRS with respect to the positions discussed herein and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the Old Notes for the New Notes, or that any such position would not be sustained.

     This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the IRS and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all aspects of U.S. Federal income taxation that may be relevant to particular investors in light of their personal investment circumstances (for example, to persons holding the Notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax or non-U.S. holders). In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor.

     The exchange of Old Notes for New Notes will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by a holder on the exchange. Immediately after the exchange, a holder's adjusted tax basis in the New Notes will be the same as the holder's adjusted basis in the Old Notes immediately before the exchange. A holder will be considered to have held the New Notes from the time the holder originally acquired the Old Notes. Interest on the New Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes, or if no interest has been paid, from the Issue Date. No additional interest will be paid on the Old Notes tendered and accepted for exchange.

     EACH POTENTIAL INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE

NOTES INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX
LAWS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission with respect to similar transactions set forth in no-action letters issued to third parties unrelated to the Company, the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the New Notes are acquired in the ordinary course of the holders' business, such holders have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes was acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that was received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by, acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer (including the reasonable fees and disbursements of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including certain broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

     Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Terms and Conditions of the Letter of Transmittal." The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, as of the Expiration Date, to the best of the Company's information and belief, each person participating in the Exchange Offer will be acquiring the New Notes in its ordinary course of business and will not have any arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for IXC Communications by Riordan & McKinzie, Los Angeles, California. Carl W. McKinzie, a director and stockholder of IXC Communications, is a stockholder of Riordan & McKinzie. Certain attorneys of Riordan & McKinzie beneficially own capital stock of IXC Communications.

                                    EXPERTS

     The consolidated financial statements of IXC Communications, Inc. at December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report (Form 10-K) of IXC Communications, Inc., have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of NLD incorporated by reference, in this Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants. In those reports, that firm states that with respect to certain acquired entities its opinion is based on the reports of other independent public accountants, namely Deloitte & Touche LLP, Mayer Hoffman McCann L.C., and Yount, Hyde & Barbour, P.C. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in accounting and auditing in giving said reports.

                                    GLOSSARY

     Access charges -- The fees paid by long distance carriers to LECs for originating and terminating long distance calls on their local networks.

     ATM (asynchronous transfer mode) -- An information transfer standard that is one of a general class of technologies that relay traffic by way of an address contained within the first five bytes of a standard 53-byte-long packet or cell. The ATM format can be used by many different information systems, including local area networks, to deliver traffic at varying rates, permitting a mix of voice, video and data (multimedia).

     AT&T -- AT&T Corp.

     Carriers -- Companies that provide telecommunications transmission services.

     Digital -- A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies (both fiber and microwave) employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission). Both the Company's microwave and fiber optic facilities transmit digital information.

     EBITDA -- Operating income (loss) plus depreciation and amortization. EBITDA is not a measurement determined in accordance with GAAP, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not necessarily comparable with similarly titled measures for other companies.

     Excel -- EXCEL Communications, Inc.

     Facilities-based carrier -- Carriers who own transmission facilities.

     FCC -- Federal Communications Commission.

     Frame Relay -- A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This service is well-suited for connecting local area networks, but is not appropriate for voice and video applications due to the variable delays which can occur. Frame Relay was designed to operate at high speeds on modern fiber optic networks.

     Frontier -- Frontier Corporation.

     GAAP -- Generally Accepted Accounting Principles.

     Interexchange Carrier -- A company providing inter-LATA or long distance services between LATAs on an intrastate or interstate basis.

     Kilobit -- One thousand bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "kilobits per second."

     LATAs (local access and transport areas) -- The approximately 200 geographic areas that define the areas between which the RBOCs were prohibited from providing long distance services prior to the Telecommunications Act.

     LCI -- LCI International Management Services, Inc.

     LEC (local exchange carrier) -- A company providing local telephone services.

     Level 3 -- Level 3 Communications, Inc.

     Long distance switched services -- Telecommunications services such as residential long distance services that are processed through digital switches and delivered over long-haul circuits and other transmission facilities.

     Local loop -- A circuit within a LATA.

     MCI -- MCI Communications Corporation.

     MOUs -- Minutes of use of long distance service.

     NLD -- Network Long Distance, Inc.

     OC-3, OC-12, OC-48 and OC-192 -- Standard telecommunications industry measurements for optical transmission capacity distinguishable by bit rate transmitted per second and the number of voice or data transmissions that can be simultaneously transmitted through fiber optic cable. An OC-3 is generally equivalent to three DS-3s and has a bit rate of 155.52 megabits per second and can transmit 2,016 simultaneous voice or data transmissions. An OC-12 has a bit rate of 622.08 megabits per second and can transmit 8,064 simultaneous voice or data transmissions. An OC-48 has a bit rate of 2,488.32 megabits per second and can transmit 32,256 simultaneous voice or data transmissions. An OC-192 has a bit rate of 9,953.28 megabits per second and can transmit 129,024 simultaneous voice or data transmissions.

     Qwest -- Qwest Communications Corporation.

     RBOCs (regional Bell operating companies) -- The seven local telephone companies (formerly part of AT&T) established by court decree in 1982.

     Route miles -- The measure of the length of a transmission path in miles.

     Sprint -- Sprint Corp.

     Switch -- A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

     Telecom One -- Telecom One, Inc.

     The Williams Companies -- The Williams Companies, Inc.

     WorldCom -- WorldCom, Inc.

======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Documents Incorporated by Reference...    i
Available Information.................   ii
Prospectus Summary....................    1
Risk Factors..........................    7
The Exchange Offer....................   20
Use of Proceeds.......................   26
Selected Historical Financial Data....   27
Description of the Notes..............   28
Description of Capital Stock..........   55
Description of Certain Indebtedness...   59
Certain U.S. Federal Income Tax
  Consequences........................   59
Plan of Distribution..................   60
Legal Matters.........................   61
Experts...............................   61
Glossary..............................   62


============================================

======================================================

                                  $450,000,000

                            IXC COMMUNICATIONS, INC.
                          9% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                              --------------------

                                   PROSPECTUS
                              --------------------

                               [          ], 1998

======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     IXC Communications, Inc. is a Delaware corporation. Article VII, Section 8 of IXC Communications' Bylaws provides that IXC Communications shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Tenth of the Restated Certificate of Incorporation of IXC Communications currently provides that each director shall not be personally liable to IXC Communications or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to IXC Communications or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL; or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     3.1       Restated Certificate of Incorporation of IXC Communications,
               Inc., as amended (incorporated by reference to Exhibit 3.1 of IXC Communications, Inc. Amendment No. 1 to Registration
               Statement on Form S-4 filed with the Commission on April 15,
               1998 (File No. 333-48079)).
     3.2       Bylaws of IXC Communications, Inc., as amended (incorporated by reference to Exhibit 3.2 of the IXC Communications, Inc.
               Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1997 filed with the Commission on November 14,
               1997).
     4.1       Specimen certificate representing shares of Common Stock of
               IXC Communications, Inc. (incorporated by reference to
               Exhibit 4.1 of IXC Communications, Inc. Registration
               Statement on Form S-1 filed with the Commission on May 20,
               1996, as amended (File No. 333-4061) (the "S-1")).
     4.2       Indenture dated as of October 5, 1995 by and among IXC
               Communications, Inc., on its behalf and as
               successor-in-interest to I-Link Holdings, Inc. and IXC
               Carrier Group, Inc., each of IXC Carrier, Inc., on its
               behalf and as successor-in-interest to I-Link, Inc., CTI
               Investments, Inc., Texas Microwave Inc. and WTM Microwave
               Inc., Atlantic States Microwave Transmission Company,
               Central States Microwave Transmission Company, Telcom
               Engineering, Inc., on its behalf and as
               successor-in-interest to SWTT Company and Microwave Network,
               Inc., Tower Communication Systems Corp., West Texas
               Microwave Company, Western States Microwave Transmission
               Company, Rio Grande Transmission, Inc., IXC Long Distance,
               Inc., Link Net International, Inc. (collectively, the
               "Guarantors"), and IBJ Schroder Bank & Trust Company, as
               Trustee (the "Trustee"), with respect to the 12 1/2% Series
               A and Series B Senior Notes due 2005 (incorporated by
               reference to Exhibit 4.1 of IXC Communications, Inc.'s and each of the Guarantor's Registration Statement on Form S-4 filed with the Commission on April 1, 1996 (File No.
               333-2936) (the "S-4")).
     4.3       Form of 12 1/2% Series A Senior Notes due 2005 (incorporated by reference to Exhibit 4.6 of the S-4).
     4.4       Form of 12 1/2% Series B Senior Notes due 2005 and
               Subsidiary Guarantee (incorporated by reference to Exhibit
               4.8 of Amendment No. 1 to IXC Communications, Inc.'s
               Registration Statement on Form S-1 filed with the Commission on June 13, 1996 (File No. 333-4061) (the "S-1 Amendment")).
     4.5       Amendment No. 1 to Indenture and Subsidiary Guarantee dated as of June 4, 1996 by and among IXC Communications, Inc.,
               the Guarantors and the Trustee (incorporated by reference to
               Exhibit 4.11 of the S-1 Amendment).
     4.6       Purchase Agreement dated as of March 25, 1997 by and among
               IXC Communications, Inc., Credit Suisse First Boston
               Corporation ("CS First Boston") and Dillon Read & Co. Inc.
               ("Dillon Read") (incorporated by reference to Exhibit 4.12 of IXC Communications, Inc. Quarterly Report on Form 10-Q
               for the quarter ended March 31, 1997 filed with the
               Commission on May 15, 1997 (the "March 31, 1997 10-Q"))
     4.7       Registration Rights Agreement dated as of March 25, 1997 by and among IXC Communications, Inc., CS First Boston and
               Dillon Read (incorporated by reference to Exhibit 4.13 of
               the March 31, 1997 10-Q).
     4.8       Amendment to Registration Rights Agreement dated as of March
               25, 1997 by and between IXC Communications, Inc. and
               Trustees of General Election Pension Trust (incorporated by reference to Exhibit 4.14 of March 31, 1997 10-Q).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     4.9       Registration Rights Agreement dated as of July 8, 1997 among
               IXC Communications, Inc. and each of William G. Rodi, Gordon
               Hutchins, Jr. and William F. Linsmeier (incorporated by
               reference to Exhibit 4.15 of IXC Communications, Inc.'s
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               1997, as filed with the Commission on August 6, 1997 (the
               "June 30, 1997 10-Q")).
     4.10      Registration Rights Agreement dated as of July 8, 1997 among
               IXC Communications, Inc. and each of William G. Rodi, Gordon
               Hutchins, Jr. and William F. Linsmeier (incorporated by
               reference to Exhibit 4.16 of the June 30, 1997 10-Q).
     4.11      Indenture dated as of August 15, 1997 between IXC
               Communications, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.2 of IXC Communications, Inc.'s
               Current Report on Form 8-K dated August 20, 1997 and filed with the Commission on August 28, 1997 (the "8-K")).
     4.12      First Supplemental Indenture dated as of October 23, 1997
               among IXC Communications, Inc., the Guarantors, IXC
               International, Inc. and IBJ Schroder Bank of Trust Company
               (incorporated by reference to Exhibit 4.13 of IXC
               Communications, Inc.'s Annual Report on Form 10-K for the
               year ended December 31, 1997 and filed with the Commission on March 16, 1998 (the "1997 10-K")).
     4.13      Second Supplemental Indenture dated as of December 22, 1997 among IXC Communications, Inc., the Guarantors, IXC Internet
               Services, Inc., IXC International, Inc. and IBJ Schroder
               Bank & Trust Company (incorporated by reference to Exhibit
               4.14 of the 1997 10-K).
     4.14      Third Supplemental Indenture dated as of January 6, 1998
               among IXC Communications, Inc., the Guarantors, IXC Internet
               Services, Inc., IXC International, Inc. and IBJ Schroder
               Bank & Trust Company (incorporated by reference to Exhibit
               4.15 of the 1997 10-K).
     4.15      Fourth Supplemental Indenture dated as of April 3, 1998
               among IXC Communications, Inc., the Guarantors, IXC Internet
               Services, Inc., IXC International, Inc., and IBJ Schroder
               Bank & Trust Company (incorporated by reference to Exhibit
               4.15 of IXC Communications, Inc. Registration Statement on
               Form S-3 filed with the Commission on May 12, 1998, File No.
               333-52433).
     4.16      Purchase Agreement dated as of March 25, 1998 among IXC
               Communications, Inc., Goldman Sachs & Co. ("Goldman"), CS
               First Boston, Merrill Lynch, Pierce, Fenner & Smith
               Incorporated ("Merrill") and Morgan Stanley & Co.
               Incorporated ("Morgan Stanley") (incorporated by reference to Exhibit 4.1 IXC Communications, Inc.'s Current Report on
               Form 8-K dated March 30, 1998 and filed with the Commission on April 7, 1998 (the "April 7, 1998 8-K")).
     4.17      Registration Rights Agreement dated as of March 30, 1998
               among IXC Communications, Inc., Goldman, CS First Boston,
               Merrill and Morgan Stanley (incorporated by reference to
               Exhibit 4.2 of the April 7, 1998 8-K).
     4.18      Purchase Agreement dated as of April 16, 1998, by and among
               IXC Communications, Inc., CS First Boston, Merrill, Morgan
               and Nationsbanc Montgomery Securities LLC (incorporated by reference to Exhibit 4.1 of IXC Communications, Inc.'s
               Current Report on Form 8-K dated April 21, 1998 and filed
               with the Commission on April 22, 1998 (the "April 22, 1998
               8K")).
     4.19      Registration Rights Agreement dated April 16, 1998, by and among IXC Communications, Inc., Credit Suisse First Boston
               Corporation, Merrill, Morgan and Nationsbanc Montgomery
               Securities LLC (incorporated by reference to Exhibit 4.2 of the April 22, 1998 8-K).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     4.20      Indenture dated as of April 21, 1998 between IXC
               Communications, Inc. and IBJ Schroder Bank & Trust Company,
               as Trustee (incorporated by reference to Exhibit 4.3 of the
               April 22, 1998 8-K).
     5.1*      Opinion of Riordan & McKinzie, a Professional Law
               Corporation regarding the validity of the issuance of the
               securities registered hereunder.
    12.1+      Statement regarding Computation of Ratios.
    23.1*      Consent of Riordan & McKinzie (contained in Exhibit 5.1).
    23.2+      Consent of Ernst & Young LLP.
    23.3+      Consent of Arthur Andersen LLP.
    23.4+      Consent of KPMG Peat Marwick LLP.
    23.5+      Consent of Deloitte & Touche LLP.
    23.6+      Consent of Yount, Hyde & Barbour, P.C.
    23.7+      Consent of Mayer Hoffman McCann L.C.
    24.1       Power of Attorney (contained on the signature page hereto).
    25.1+      Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of IBJ Schroder Bank & Trust
               Company.
    99.1+      Form of Letter of Transmittal with respect to the Exchange
               Offer.
    99.2+      Form of Notice of Guaranteed Delivery.

---------------
 +  Filed herewith.

 *  To be filed by amendment.

(b) Not Applicable.

(c) Not Applicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 3, 1998.

                                          IXC COMMUNICATIONS, INC.,
                                          a Delaware corporation

                                          By:             /s/ JAMES F. GUTHRIE
                                          --------------------------------------
                                                     James F. Guthrie
                                               Executive Vice President and
                                                 Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this registration statement hereby constitutes and appoints James F. Guthrie, Executive Vice President and Chief Financial Officer of IXC Communications, Inc. and Jeffrey C. Smith, Senior Vice President, General Counsel and Secretary of IXC Communications, Inc. and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this registration statement including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       SIGNATURE                                     TITLE                   DATE
                       ---------                                     -----                   ----

                 /s/ BENJAMIN L. SCOTT                    President, Chief Executive       June 3, 1998
--------------------------------------------------------  Officer, Chairman and
                   Benjamin L. Scott                      Director (Principal
                                                          Executive Officer)

                   /s/ RALPH J. SWETT                     Director                         June 3, 1998
--------------------------------------------------------
                     Ralph J. Swett

                  /s/ JAMES F. GUTHRIE                    Executive Vice President         June 3, 1998
--------------------------------------------------------  and Chief Financial Officer
                    James F. Guthrie                      (Principal Financial and
                                                          Accounting Officer)

                  /s/ RICHARD D. IRWIN                    Director                         June 3, 1998
--------------------------------------------------------
                    Richard D. Irwin

                       SIGNATURE                                     TITLE                   DATE
                       ---------                                     -----                   ----
                  /s/ WOLFE H. BRAGIN                     Director                         June 3, 1998
--------------------------------------------------------
                    Wolfe H. Bragin

                  /s/ CARL W. MCKINZIE                    Director                         June 3, 1998
--------------------------------------------------------
                    Carl W. McKinzie

                /s/ PHILLIP L. WILLIAMS                   Director                         June 3, 1998
--------------------------------------------------------
                  Phillip L. Williams

                    /s/ JOE C. CULP                       Director                         June 3, 1998
--------------------------------------------------------
                      Joe C. Culp

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 3.1       Restated Certificate of Incorporation of IXC Communications,
           Inc., as amended (incorporated by reference to Exhibit 3.1 of IXC Communications, Inc. Amendment No. 1 to Registration
           Statement on Form S-4 filed with the Commission on April 15,
           1998 (File No. 333-48079)).
 3.2       Bylaws of IXC Communications, Inc., as amended (incorporated by reference to Exhibit 3.2 of the IXC Communications, Inc.
           Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1997 filed with the Commission on November 14,
           1997).
 4.1       Specimen certificate representing shares of Common Stock of
           IXC Communications, Inc. (incorporated by reference to
           Exhibit 4.1 of IXC Communications, Inc. Registration
           Statement on Form S-1 filed with the Commission on May 20,
           1996, as amended (File No. 333-4061) (the "S-1")).
 4.2       Indenture dated as of October 5, 1995 by and among IXC
           Communications, Inc., on its behalf and as
           successor-in-interest to I-Link Holdings, Inc. and IXC
           Carrier Group, Inc., each of IXC Carrier, Inc., on its
           behalf and as successor-in-interest to I-Link, Inc., CTI
           Investments, Inc., Texas Microwave Inc. and WTM Microwave
           Inc., Atlantic States Microwave Transmission Company,
           Central States Microwave Transmission Company, Telcom
           Engineering, Inc., on its behalf and as
           successor-in-interest to SWTT Company and Microwave Network,
           Inc., Tower Communication Systems Corp., West Texas
           Microwave Company, Western States Microwave Transmission
           Company, Rio Grande Transmission, Inc., IXC Long Distance,
           Inc., Link Net International, Inc. (collectively, the
           "Guarantors"), and IBJ Schroder Bank & Trust Company, as
           Trustee (the "Trustee"), with respect to the 12 1/2% Series
           A and Series B Senior Notes due 2005 (incorporated by
           reference to Exhibit 4.1 of IXC Communications, Inc.'s and each of the Guarantor's Registration Statement on Form S-4 filed with the Commission on April 1, 1996 (File No.
           333-2936) (the "S-4")).
 4.3       Form of 12 1/2% Series A Senior Notes due 2005 (incorporated by reference to Exhibit 4.6 of the S-4).
 4.4       Form of 12 1/2% Series B Senior Notes due 2005 and
           Subsidiary Guarantee (incorporated by reference to Exhibit
           4.8 of Amendment No. 1 to IXC Communications, Inc.'s
           Registration Statement on Form S-1 filed with the Commission on June 13, 1996 (File No. 333-4061) (the "S-1 Amendment")).
 4.5       Amendment No. 1 to Indenture and Subsidiary Guarantee dated as of June 4, 1996 by and among IXC Communications, Inc.,
           the Guarantors and the Trustee (incorporated by reference to
           Exhibit 4.11 of the S-1 Amendment).
 4.6       Purchase Agreement dated as of March 25, 1997 by and among
           IXC Communications, Inc., Credit Suisse First Boston
           Corporation ("CS First Boston") and Dillon Read & Co. Inc.
           ("Dillon Read") (incorporated by reference to Exhibit 4.12 of IXC Communications, Inc. Quarterly Report on Form 10-Q
           for the quarter ended March 31, 1997 filed with the
           Commission on May 15, 1997 (the "March 31, 1997 10-Q"))
 4.7       Registration Rights Agreement dated as of March 25, 1997 by and among IXC Communications, Inc., CS First Boston and
           Dillon Read (incorporated by reference to Exhibit 4.13 of
           the March 31, 1997 10-Q).
 4.8       Amendment to Registration Rights Agreement dated as of March
           25, 1997 by and between IXC Communications, Inc. and
           Trustees of General Election Pension Trust (incorporated by reference to Exhibit 4.14 of March 31, 1997 10-Q).
 4.9       Registration Rights Agreement dated as of July 8, 1997 among
           IXC Communications, Inc. and each of William G. Rodi, Gordon
           Hutchins, Jr. and William F. Linsmeier (incorporated by
           reference to Exhibit 4.15 of IXC Communications, Inc.'s
           Quarterly Report on Form 10-Q for the quarter ended June 30,
           1997, as filed with the Commission on August 6, 1997 (the
           "June 30, 1997 10-Q")).

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 4.10      Registration Rights Agreement dated as of July 8, 1997 among
           IXC Communications, Inc. and each of William G. Rodi, Gordon
           Hutchins, Jr. and William F. Linsmeier (incorporated by
           reference to Exhibit 4.16 of the June 30, 1997 10-Q).
 4.11      Indenture dated as of August 15, 1997 between IXC
           Communications, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.2 of IXC Communications, Inc.'s
           Current Report on Form 8-K dated August 20, 1997 and filed with the Commission on August 28, 1997 (the "8-K")).
 4.12      First Supplemental Indenture dated as of October 23, 1997
           among IXC Communications, Inc., the Guarantors, IXC
           International, Inc. and IBJ Schroder Bank of Trust Company
           (incorporated by reference to Exhibit 4.13 of IXC
           Communications, Inc.'s Annual Report on Form 10-K for the
           year ended December 31, 1997 and filed with the Commission on March 16, 1998 (the "1997 10-K")).
 4.13      Second Supplemental Indenture dated as of December 22, 1997 among IXC Communications, Inc., the Guarantors, IXC Internet
           Services, Inc., IXC International, Inc. and IBJ Schroder
           Bank & Trust Company (incorporated by reference to Exhibit
           4.14 of the 1997 10-K).
 4.14      Third Supplemental Indenture dated as of January 6, 1998
           among IXC Communications, Inc., the Guarantors, IXC Internet
           Services, Inc., IXC International, Inc. and IBJ Schroder
           Bank & Trust Company (incorporated by reference to Exhibit
           4.15 of the 1997 10-K).
 4.15      Fourth Supplemental Indenture dated as of April 3, 1998
           among IXC Communications, Inc., the Guarantors, IXC Internet
           Services, Inc., IXC International, Inc., and IBJ Schroder
           Bank & Trust Company (incorporated by reference to Exhibit
           4.15 of IXC Communications, Inc. Registration Statement on
           Form S-3 filed with the Commission on May 12, 1998, File No.
           333-52433).
 4.16      Purchase Agreement dated as of March 25, 1998 among IXC
           Communications, Inc., Goldman Sachs & Co. ("Goldman"), CS
           First Boston, Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ("Merrill") and Morgan Stanley & Co.
           Incorporated ("Morgan Stanley") (incorporated by reference to Exhibit 4.1 IXC Communications, Inc.'s Current Report on
           Form 8-K dated March 30, 1998 and filed with the Commission on April 7, 1998 (the "April 7, 1998 8-K")).
 4.17      Registration Rights Agreement dated as of March 30, 1998
           among IXC Communications, Inc., Goldman, CS First Boston,
           Merrill and Morgan Stanley (incorporated by reference to
           Exhibit 4.2 of the April 7, 1998 8-K).
 4.18      Purchase Agreement dated as of April 16, 1998, by and among
           IXC Communications, Inc., CS First Boston, Merrill, Morgan
           and Nationsbanc Montgomery Securities LLC (incorporated by reference to Exhibit 4.1 of IXC Communications, Inc.'s
           Current Report on Form 8-K dated April 21, 1998 and filed
           with the Commission on April 22, 1998 (the "April 22, 1998
           8K")).
 4.19      Registration Rights Agreement dated April 16, 1998, by and among IXC Communications, Inc., Credit Suisse First Boston
           Corporation, Merrill, Morgan and Nationsbanc Montgomery
           Securities LLC (incorporated by reference to Exhibit 4.2 of the April 22, 1998 8-K).
 4.20      Indenture dated as of April 21, 1998 between IXC
           Communications, Inc. and IBJ Schroder Bank & Trust Company,
           as Trustee (incorporated by reference to Exhibit 4.3 of the
           April 22, 1998 8-K).
 5.1*      Opinion of Riordan & McKinzie, a Professional Law
           Corporation regarding the validity of the issuance of the
           securities registered hereunder.
12.1+      Statement regarding Computation of Ratios.
23.1*      Consent of Riordan & McKinzie (contained in Exhibit 5.1).
23.2+      Consent of Ernst & Young LLP.
23.3+      Consent of Arthur Andersen LLP.
23.4+      Consent of KPMG Peat Marwick LLP.
23.5+      Consent of Deloitte & Touche LLP.
23.6+      Consent of Yount, Hyde & Barbour, P.C.
23.7+      Consent of Mayer Hoffman McCann L.C.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
24.1       Power of Attorney (contained on the signature page hereto).
25.1+      Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939 of IBJ Schroder Bank & Trust
           Company.
99.1+      Form of Letter of Transmittal with respect to the Exchange
           Offer.
99.2+      Form of Notice of Guaranteed Delivery.

---------------
 +  Filed herewith.

 *  To be filed by amendment.

(b) Not Applicable.

(c) Not Applicable.